                                                                  Exhibit 4.1

--------------------------------------------------------------------------------




                               CHILES OFFSHORE LLC
                          CHILES OFFSHORE FINANCE CORP.

                                   as Issuers

                                       and

                           THE GUARANTORS NAMED HEREIN

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION

                                   as Trustee

                               ------------------


                                    INDENTURE

                           Dated as of April 29, 1998

                               ------------------





                            10% Senior Notes Due 2008

                               ------------------











--------------------------------------------------------------------------------

                              CROSS REFERENCE TABLE

      TIA Section                                                                        Indenture Section
      ------------                                                                       ------------------

 310(a)(1)..............................................................................      7.10
    (a)(2)..............................................................................      7.10
    (a)(3)..............................................................................      N.A.
    (a)(4)..............................................................................      N.A.
    (b).................................................................................      7.8; 7.10
    (c).................................................................................      N.A.
 311(a).................................................................................      7.11
    (b).................................................................................      7.11
    (c).................................................................................      N.A.
 312(a).................................................................................      2.5
    (b).................................................................................      2.5; 10.3
    (c).................................................................................      10.3
 313(a).................................................................................      10.3
    (b)(1)..............................................................................      7.6
    (b)(2)..............................................................................      N.A.
    (c).................................................................................      10.2
    (d).................................................................................      7.6
 314(a).................................................................................      4.2; 4.25; 10.2
    (b).................................................................................      N.A.
    (c)(1)..............................................................................      10.4
    (c)(2)..............................................................................      10.4
    (c)(3)..............................................................................      N.A.
    (d).................................................................................      11.3(d), 11.4
    (e).................................................................................      10.5
    (f).................................................................................      4.25
 315(a).................................................................................      7.1
    (b).................................................................................      7.5; 10.2
    (c).................................................................................      7.1
    (d).................................................................................      7.1
    (e).................................................................................      6.11
316 (a)(last sentence)..................................................................      10.6
    (a)(1)(A)...........................................................................      6.5
    (a)(1)(B)...........................................................................      6.4
    (a)(2)..............................................................................      N.A.
    (b).................................................................................      6.7
 317(a)(1)..............................................................................      6.9
    (a)(2)..............................................................................      6.9
    (b).................................................................................      2.4
 318(a).................................................................................      10.1

N.A. means Not Applicable
-------------
Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1          Definitions..................................................................................1
SECTION 1.2          Other Definitions...........................................................................21
SECTION 1.3          Incorporation by Reference of Trust Indenture Act...........................................22
SECTION 1.4          Rules of Construction.......................................................................22

                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.1          Form and Dating.............................................................................23
SECTION 2.2          Execution and Authentication................................................................23
SECTION 2.3          Registrar and Paying Agent..................................................................24
SECTION 2.4          Paying Agent to Hold Money in Trust.........................................................24
SECTION 2.5          Noteholder Lists............................................................................24
SECTION 2.6          Replacement Notes...........................................................................25
SECTION 2.7          Outstanding Notes...........................................................................25
SECTION 2.8          Temporary Notes.............................................................................25
SECTION 2.9          Cancellation................................................................................26
SECTION 2.10         Defaulted Interest..........................................................................26
SECTION 2.11         CUSIP Numbers...............................................................................26

                                   ARTICLE III

                                   REDEMPTION

SECTION 3.1          Optional Redemption.........................................................................26
SECTION 3.2          Selection of Notes to Be Redeemed...........................................................27
SECTION 3.3          Notice of Redemption........................................................................27
SECTION 3.4          Effect of Notice of Redemption..............................................................28
SECTION 3.5          Deposit of Redemption Price.................................................................28
SECTION 3.6          Notes Redeemed in Part......................................................................28


                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1          Payment of Notes............................................................................29
SECTION 4.2          SEC Reports.................................................................................29
SECTION 4.3          Limitation on Indebtedness..................................................................29
SECTION 4.4          Limitation on Restricted Payments...........................................................31
SECTION 4.5          Limitation on Restrictions on Distributions from Restricted Subsidiaries....................33
SECTION 4.6          Limitation on Sales of Assets and Subsidiary Stock..........................................34
SECTION 4.7          Limitation on Transactions with Affiliates..................................................37
SECTION 4.8          Right to Require Repurchase upon Change of Control..........................................38
SECTION 4.9          Compliance Certificate......................................................................39
SECTION 4.10         Right to Require Repurchase Upon Contract Termination.......................................40
SECTION 4.11         Limitation on Liens.........................................................................41
SECTION 4.12         Limitation on Sale/Leaseback Transactions...................................................42
SECTION 4.13         Limitation on Sale or Issuance of Capital Stock of Restricted Subsidiaries..................42
SECTION 4.14         Payment of Taxes and Other Claims...........................................................42
SECTION 4.15         Maintenance of Office or Agency.............................................................43
SECTION 4.16         Corporate Existence.........................................................................43
SECTION 4.17         Future Subsidiary Guarantors................................................................43
SECTION 4.18         Application of Event of Loss Proceeds.......................................................44
SECTION 4.19         Insurance...................................................................................46
SECTION 4.20         Impairment of Security Interest in Collateral...............................................47
SECTION 4.21         Deposit of Funds with Escrow Agent..........................................................47
SECTION 4.22         Amendments to Escrow Agreement and Escrow Security Agreement................................47
SECTION 4.23         Limitation on Business Activities...........................................................47
SECTION 4.24         Limitation on Finance.......................................................................47
SECTION 4.25         Further Instruments and Acts................................................................48

                                    ARTICLE V

                            MERGER AND CONSOLIDATION

SECTION 5.1          Merger and Consolidation....................................................................48


                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.1          Events of Default...........................................................................49
SECTION 6.2          Acceleration................................................................................51
SECTION 6.3          Other Remedies..............................................................................51
SECTION 6.4          Waiver of Past Defaults.....................................................................52
SECTION 6.5          Control by Majority.........................................................................52
SECTION 6.6          Limitation on Suits.........................................................................52
SECTION 6.7          Rights of Holders to Receive Payment........................................................53
SECTION 6.8          Collection Suit by Trustee..................................................................53
SECTION 6.9          Trustee May File Proofs of Claim............................................................53
SECTION 6.10         Priorities..................................................................................54
SECTION 6.11         Undertaking for Costs.......................................................................54
SECTION 6.12         Waiver of Stay or Extension Laws............................................................54

                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.1          Duties of Trustee...........................................................................55
SECTION 7.2          Rights of Trustee...........................................................................56
SECTION 7.3          Individual Rights of Trustee................................................................57
SECTION 7.4          Trustee's Disclaimer........................................................................57
SECTION 7.5          Notice of Defaults..........................................................................57
SECTION 7.6          Reports by Trustee to Holders...............................................................57
SECTION 7.7          Compensation and Indemnity..................................................................57
SECTION 7.8          Replacement of Trustee......................................................................58
SECTION 7.9          Successor Trustee by Merger.................................................................59
SECTION 7.10         Eligibility; Disqualification...............................................................59
SECTION 7.11         Preferential Collection of Claims Against Issuers...........................................60

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1          Discharge of Liability on Notes; Defeasance.................................................60
SECTION 8.2          Conditions to Defeasance....................................................................61
SECTION 8.3          Application of Trust Money..................................................................62
SECTION 8.4          Repayment to Issuers........................................................................63
SECTION 8.5          Indemnity for Government Obligations........................................................63
SECTION 8.6          Reinstatement...............................................................................63

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.1          Without Consent of Holders..................................................................64
SECTION 9.2          With Consent of Holders.....................................................................64
SECTION 9.3          Compliance with Trust Indenture Act.........................................................65
SECTION 9.4          Revocation and Effect of Consents and Waivers...............................................65
SECTION 9.5          Notation on or Exchange of Notes............................................................66
SECTION 9.6          Trustee to Sign Amendments..................................................................66

                                    ARTICLE X

                              SUBSIDIARY GUARANTEES

SECTION 10.1         Guarantees..................................................................................66
SECTION 10.2         Limitation on Liability.....................................................................68
SECTION 10.3         Successors and Assigns......................................................................69
SECTION 10.4         No Waiver...................................................................................69
SECTION 10.5         Modification................................................................................69
SECTION 10.6         Release of Subsidiary Guarantor.............................................................69

                                   ARTICLE XI

                             COLLATERAL AND SECURITY

SECTION 11.1         Escrow Agreement and Escrow Security Agreement..............................................70
SECTION 11.2         Recording and Opinions......................................................................71
SECTION 11.3         Release of Collateral.......................................................................71
SECTION 11.4         Certificates of the Issuers.................................................................72
SECTION 11.5         Authorization of Actions to Be Taken by the Trustee Under the
                     Escrow Agreement and the Escrow Security Agreement..........................................72
SECTION 11.6         Authorization of Receipt of Funds by the Trustee Under the Escrow
                     Agreement...................................................................................73
SECTION 11.7         Termination of Security Interest............................................................73


                                   ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.1         Trust Indenture Act Controls................................................................73
SECTION 12.2         Notices.....................................................................................74
SECTION 12.3         Communication by Holders with Other Holders.................................................75
SECTION 12.4         Certificate and Opinion as to Conditions Precedent..........................................75
SECTION 12.5         Statements Required in Certificate or Opinion...............................................75
SECTION 12.6         When Notes Disregarded......................................................................76
SECTION 12.7         Rules by Trustee, Paying Agent and Registrar................................................76
SECTION 12.8         Legal Holidays..............................................................................76
SECTION 12.9         Governing Law...............................................................................76
SECTION 12.10        No Recourse Against Others..................................................................76
SECTION 12.11        Successors..................................................................................77
SECTION 12.12        Multiple Originals..........................................................................77
SECTION 12.13        Table of Contents; Headings.................................................................77
SECTION 12.14        Severability Clause.........................................................................77

SIGNATURES

APPENDIX 1  --       Rule 144A/Regulation S Appendix
EXHIBIT A   --       Form of Initial Security
EXHIBIT B   --       Form of Exchange Security

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

         INDENTURE dated as of April 29, 1998 among CHILES OFFSHORE LLC, a Delaware limited liability company (the "Company"), CHILES OFFSHORE FINANCE CORP., a Delaware corporation ("Finance" and, together with the Company, the "Issuers"), the GUARANTORS listed on the signature pages hereto and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking corporation, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the 10% Senior Notes Due 2008 (the "Notes") of the Issuers, as joint and several obligors:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1       Definitions.

         "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business, (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Related Business.

         "Additional Interest" has the meaning provided in Section 6 of the Registration Rights Agreement.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Allocated Portion" means, with respect to any Rig, a fraction, the numerator of which is the Purchase Price of such Rig and the denominator is the sum of the Purchase Prices of both Rigs.

         "Allocated Principal Amount" means, with respect to the principal amount of any Note and any Rig, an amount equal to the product of (i) the principal amount of such Note and (ii) the Allocated Portion.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger or consolidation (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets (other than Capital Stock of an Unrestricted Subsidiary) of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets (other than Capital Stock of an Unrestricted Subsidiary) of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (B) for purposes of Section 4.6 only, a disposition that constitutes a Restricted Payment permitted by Section 4.4 or a disposition specifically excepted from the definition of Restricted Payment and (C) a disposition by the Company or a Restricted Subsidiary of a Construction Option to an Unrestricted Subsidiary or other Affiliate of the Company); provided, however, that Asset Disposition shall not include (x) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration less than or equal to $1 million or (y) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 5.1 and Section 4.6.

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "Bank Facility" means the credit agreement, dated as of the Issue Date, among the Company, one or more commercial banks, as agent or agents, and the other financial institutions party thereto, as such agreement, in whole or in part, may be amended, renewed, extended, refunded, replaced or refinanced from time to time.

         "Board of Directors" means (i) in the case of a Person that is a corporation, the board of directors of such Person and (ii) in the case of any other Person, the board of directors, board of managers, management committee or similar governing body of such Person (or in the case of a limited partnership, of such Person's general partner, or in the case of a limited liability company, of such Person's manager if such manager(s) is not an individual), or any authorized committee thereof responsible for the management of the business and affairs of such Person.

         "Builder" means AMFELS, Inc., a Texas corporation.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, membership interests or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Change of Control" means the occurrence of any of the following events with respect to the Company: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 45% of the total voting power of the then outstanding Voting Stock of the Company; provided, however, that for purposes of this clause (i), the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 45% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for elect on a majority of the board of directors of such parent corporation); (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders (or members, as applicable) of the Company was approved by a vote of 66 2/3% of the directors of the Company (or the Company's managers, as applicable) then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (in each case other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the

Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation or a parent corporation that owns all of the capital stock of such corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation or such parent corporation, as the case may be.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Agent" means U.S. Bank Trust National Association.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of: (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less than 45 days after the end of such fiscal quarter, ending as of the date the consolidated financial statements of the Company shall be available) prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if the Company or any Restricted Subsidiary (x) has Incurred any Indebtedness (other than Indebtedness Incurred for working capital purposes under the Bank Facility) since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four quarter period), (B) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the

Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period or (D) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (B) or (C) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). For purposes of this definition, in the case of the acquisition since the beginning of such period of a drilling rig (or a Restricted Subsidiary owning a rig) by the Company or by a Restricted Subsidiary pursuant to a binding purchase agreement or the delivery since the beginning of such period of a drilling rig to the Company or a Restricted Subsidiary pursuant to a drilling rig construction contract, if such drilling rig is subject to a binding drilling contract, the Company shall give pro forma effect to the earnings (losses) of such drilling rig as if such drilling rig was acquired on the first day of such period by basing such earnings (losses) on
(x)(a) revenues to be earned from any binding drilling contract of at least one year's duration that will be applicable to any such drilling rig (including a drilling rig owned by a Restricted Subsidiary) and in effect during such period and (b) a good faith estimate of the operating costs of such drilling rig (as determined in the reasonable judgment of a responsible financial officer of the Company) or (y) with respect to any such drilling rig subject to a drilling contract of less than one year's duration, the earnings (losses) for such period based on industry average earnings (losses) for comparable drilling rigs (as determined in the reasonable judgment of a responsible financial officer of the Company).

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expense,
(v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) dividends paid or payable in respect of any Disqualified Stock of the Company, (viii) cash dividends paid or payable by the Company and all dividends paid or payable by Restricted Subsidiaries, in each case in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, (ix) interest incurred in connection with Investments in discontinued operations and (x) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) with respect to the calculation of EBITDA only, the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income up to the aggregate amount invested by the Company or any Restricted Subsidiary in such Person during such period; (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary to the extent that such Restricted Subsidiary is subject to restrictions, directly or indirectly, prohibiting the payment of dividends, the repayment of intercompany debt and the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income up to the aggregate amount invested by the Company or any Restricted Subsidiary in such Person during such period; (iv) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;
(v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Prior to a Corporate Conversion, the calculation of Consolidated Net Income shall be adjusted by imputing to the Company as an expense the amount of all Permitted Quarterly Tax Distributions.

          "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the most recent fiscal quarter of the Company for which financial statements are available, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

         "Construction Contract" means either of (i) the Platform Construction Agreement, dated April 30, 1997, between the Company and the Builder, relating to the Rig referred to therein, as assigned to Chiles Columbus LLC pursuant to an instrument of Assignment, Assumption, Acknowledgment and Consent among the Issuers, the Owners and Builders dated April 23, 1998 or (ii) the Platform Construction Agreement, dated August 5, 1997, between the Company and the Builder, relating to the Rig referred to therein, as assigned to Chiles Magellan LLC pursuant to an instrument of Assignment, Assumption, Acknowledgment and Consent among the Issuers, the Owners and Builders dated April 23, 1998, in either case together with all exhibits and schedules thereto and as either may be amended or supplemented from time to time.

         "Construction Escrow Account" means the account established by the Escrow Agent, pursuant to the Escrow Agreement, consisting of the balance of the proceeds of the Offering after the Interest Escrow Account has been funded.

         "Construction Option" means any contractual option, existing on the Issue Date or at any time thereafter, exercisable by the Company or any of its Subsidiaries with the Builder or another shipyard for the construction of a drilling rig.

         "Corporate Conversion" shall mean the conversion of the Company to a corporation, whether pursuant to a merger, consolidation, conversion by filing, assignment of assets, or similar transaction or series of transactions, in each case resulting in a corporation substantially all of the assets of which consist of substantially all of the assets that were held directly or indirectly by the Company immediately prior to such transaction and substantially all of the Capital Stock of which corporation is held by Persons who were members of the Company immediately prior to such transaction or Permitted Transferees of such Persons in substantially the same proportions.

         "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Delivery Date" means, with respect to a Rig, the date such Rig is accepted by the related Owner pursuant to the terms of the related Construction Contract.

    "Depository" means The Depository Trust Company, its nominees and their respective successors.


         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (other than as a result of a Change of Control) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under Section 4.6 and Section 4.8.

         "EBITDA" for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (i) prior to a Corporate Conversion, all Permitted Quarterly Tax Distributions made by the Company and, thereafter, all income tax expense of the Company, (ii) depreciation expense, (iii) amortization expense, and (iv) all other non-cash items reducing such Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursement for any subsequent period) less all non-cash items increasing such Consolidated Net Income (such amount calculated pursuant to this clause (iv) not to be less than zero), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

        "Escrow Accounts" means the Interest Escrow Account and the Construction Escrow Account.

         "Escrow Agent" means U.S. Bank Trust National Association or any substitute escrow agent appointed pursuant to Section 6(a) of the Escrow Agreement.

         "Escrow Agreement" means the Escrow Agreement dated as of April 29, 1998 among the Issuers and U.S. Bank Trust National Association, dated as of April 29, 1998.

         "Escrow Security Agreement" means the Escrow Security Agreement dated as of April 29, 1998 among the Issuers and U.S. Bank Trust National Association, and the related Securities Intermediary and Account Agreement, of even date therewith, among the Issuers and U.S. Bank Trust National Association, dated as of April 29, 1998.

         "Escrowed Property" means the cash and Temporary Cash Investments deposited with the Escrow Agent pursuant to the Escrow Agreement.

         "Estimation Period" means the period for which a partner who is an individual is required to estimate for Federal income tax purposes his allocation of taxable income from a calendar year partnership in connection with determining his estimated Federal income tax liability for such period.

         "Event of Loss" is defined to mean any of the following events: (i) the actual or constructive total loss of a Rig or the agreed or compromised total loss of a Rig, (ii) the destruction of a Rig, (iii) damage to a Rig to an extent, determined in good faith by the Company within 90 days after the occurrence of such damage (and evidenced by an Officers' Certificate to such effect delivered to the Trustee, within such 90-day period), as shall make repair thereof unecomonical or shall render such Rig permanently unfit for normal use (other than obsolescence) or (iv) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of a Rig that shall not be revoked within six months. An Event of Loss shall be deemed to have occurred: (A) in the event of the destruction or other actual total loss of a Rig, on the date of such loss; (B) in the event of a constructive, agreed or compromised total loss of a Rig, on the date of the determination of such total loss pursuant to the relevant insurance policy; (C) in the case of any event referred to in clause (iii) above, upon the delivery of the Officers' Certificate to the Trustee; or (D) in the case of any event referred to in clause (iv) above, on the date six months after the occurrence of such event.

         "Event of Loss Proceeds" is defined to mean all compensation, damages and other payments (including insurance proceeds) received by the Company or any Subsidiary Guarantor, jointly or severally, from any Person, including any governmental authority with respect to or in connection with an Event of Loss.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Note" shall have the meaning set forth in Appendix 1.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth
(i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) in statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) in the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for Indebtedness; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than one year after taking title of such property), all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through
(v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Subsidiary Guaranty (but only to the extent of the amount actually guaranteed); (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. For purposes of clarification, (i) Indebtedness shall not include undrawn commitments under the Bank Facility or otherwise and (ii) any Guarantee of Indebtedness shall not be deemed to be an Incurrence of Indebtedness to the extent that the Indebtedness so Guaranteed is Incurred by the Company or any Restricted Subsidiary as permitted pursuant to the terms of this Indenture.

         "Indenture" means this Indenture as amended or supplemented from time to time by one or more supplemental indentures entered into pursuant to the applicable provisions hereof or otherwise in accordance with the terms hereof.

         "Initial Notes" means the 10% Senior Notes Due 2008, issued under this Indenture.

         "Interest Escrow Account" means the account established by the Escrow Agent, pursuant to the Escrow Agreement, in cash and/or Temporary Cash Investments as will be sufficient, upon receipt of scheduled interest and principal payments of such Temporary Cash Investments, to provide for payment in full of the first two scheduled interest payments on the Notes.

         "Interest Payment Dates" means May 1 and November 1 of each year, commencing on November 1, 1998 until May 1, 2008, (or if any such day is not a Business Day the next succeeding Business Day).

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed solely to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

         "Investment" in any Person means any direct or indirect advance or loan (including guarantees of Indebtedness or other obligations, but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making the advance or loan) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.4, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the

Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the "Investment" in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition; provided further, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "Issue Date" means the date of original issuance of the Notes.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record shall not be affected.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Moody's" means Moody's Investors Service, Inc.

         "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, brokerage commissions, underwriting discounts or commissions or sales commissions and other reasonable fees and expenses (including, without limitation, fees and expenses of counsel, accountants and investment bankers) related to such Asset Disposition or converting to cash any other proceeds received, and any relocation and severance expenses as a result thereof, and all Federal, state, provincial, foreign and local taxes required to be accrued or paid as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition or made in order to obtain a necessary consent to such Asset Disposition or to comply with applicable law, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition. Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by the Company.

         "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable (as a guarantor or otherwise), pursuant to the instrument governing such Indebtedness or (C) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Offering" means the issuance of the Notes by the Issuers in the offering commenced on April 24, 1998.

         "Officer" means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Vice President -- Finance (or any such other officer that performs similar duties), or the Secretary of the Issuers.

         "Officers' Certificate" means a certificate signed by two Officers, one of which is the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President (or any such other officer that performs similar duties).

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

         "Owners" means the following Restricted Subsidiaries, each of which will own a Rig: (i) Chiles Columbus LLC, a Delaware limited liability company, and (ii) Chiles Magellan LLC, a Delaware limited liability company, and their respective successors.

        "Permitted Holders" means SEACOR SMIT Inc., William E. Chiles and their respective Affiliates.

      "Permitted Investment" means an Investment by the Company or any Wholly Owned Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Wholly Owned Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Wholly Owned Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees permitted under Section 4.7; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.6; (ix) an Unrestricted Subsidiary or an Affiliate of the Company in consideration of the transfer to such Person of a Construction Option; (x) an Unrestricted Subsidiary or an Affiliate of the Company of the aggregate Net Cash Proceeds received by the Company from capital contributions or the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company), to the extent such aggregate Net Cash Proceeds are applied by such Person to fund the payment of all or a portion of the purchase price or cost of construction of a drilling rig; provided, however, that such Net Cash Proceeds shall be excluded from clause (a)(iii)(B) of Section 4.4; and (xi) an Unrestricted Subsidiary or an Affiliate of the Company to fund the payment of, or provide credit support for, all or a portion of the purchase price or cost of construction of a drilling rig, in an aggregate principal amount not to exceed $10 million.

         "Permitted Liens" means, with respect to any Person, (i) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings;
(iii) Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review or time for appeal has not yet expired; (iv) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (v) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (vi) survey exceptions, encumbrances, easements or reservations of, or rights of others for licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(vi) Liens securing an Interest Rate Agreement so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing the Interest Rate Agreement; and (vii) leases and subleases of real property which do not interfere with the ordinary conduct of the business of such Person, and which are made on customary and usual terms applicable to similar properties.

         "Permitted Quarterly Tax Distributions" means quarterly distributions of Tax Amounts determined on the basis of the estimated taxable income of the Company, for the related Estimation Period, as determined by the Tax Amounts CPA in a statement filed with the Trustee; provided, however, that prior to any distributions of Tax Amounts the Company shall deliver to the Trustee an Officers' Certificate stating to the effect that the Company qualifies as a partnership or substantially similar pass-through entity for Federal income tax purposes for the period covered by such financial statements.

         "Permitted Transferee" means, with respect to any Person: (i) in the case of any Person who is a natural person, such individual's spouse or children, any trust for such individual's benefit or the benefit of such individual's spouse or children, or any corporation, limited liability company or partnership in which the direct and beneficial owner of all of the equity interest is such Person or individual's spouse or children or any trust for the benefit of such Persons; (ii) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets; and (iii) in the case of any Person who is not a natural person, any Affiliate of such Person.

         "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Private Exchange Note" shall have the meaning set forth in Appendix 1.

         "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement (other than on Form S-8) under the Securities Act.

         "Purchase Price" means, with respect to a Rig, the amount specified under the related Construction Contract as the total purchase price to be paid to the Builder of such Rig.

         "Qualified Substitute Rig" is defined to mean, as of any date, a cantilevered jackup drilling rig which (i) is capable of operating in water depths of 300 feet or greater, (ii) is in good operating condition and (iii) will be owned by the Company or a Wholly Owned Restricted Subsidiary of the Company.

         "Quarterly Payment Period" means the period commencing on the tenth day and ending on and including the twentieth day of each month in which Federal individual estimated tax payments are due (provided, however that payments in respect of estimated state income taxes due in January may instead, at the option of the Company, be paid during the last five days of the immediately preceding December).

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided, further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Registered Exchange Offer" means the offer by the Issuers, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

         "Registration Rights Agreement" means the Registration Rights Agreement dated April 29, 1998, among the Issuers, the Subsidiary Guarantors and the Initial Purchasers.

         "Registration Statement" means the registration statement(s) as defined and described in the Registration Rights Agreement.

         "Related Business" means the ownership, management and operations of offshore drilling rigs and any business related, ancillary or complementary thereto.

         "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person), other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying of a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Rig" means either of the two LeTourneau premium jackup drilling rigs built pursuant to a Construction Contract.

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

         "SEC" means the Securities and Exchange Commission.

         "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect. "Subordinated Obligation" of any Subsidiary Guarantor has a correlative meaning.

         "Subsidiary" means, in respect of any Person, any corporation, association, limited liability company, limited or general partnership or other business entity (i) of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (A) such Person, (B) such Person and one or more Subsidiaries of such Person or (C) one or more Subsidiaries of such Person, or (ii) that is consolidated for purposes of the Company's consolidated financial statements.

         "Subsidiary Guarantor" means each Restricted Subsidiary designated as such on the signature pages of this Indenture and any other Restricted Subsidiary that has issued a Subsidiary Guaranty.

         "Subsidiary Guaranty" means the Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

         "S&P" means Standard and Poor's Ratings Service.

         "Tax Amounts" with respect to any taxable period shall not exceed an amount equal to (i) the product of (A) the taxable income of the Company for such period as determined by the Tax Amounts CPA and (B) the Tax Percentage reduced by (ii) to the extent not previously taken into account, any income tax benefit attributable to the Company which could be realized (without regard to the actual realization) by its members in the current or any prior taxable year, or portion thereof, commencing on or after the Issue Date (including any tax losses or tax credits), computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation.

         "Tax Amounts CPA" means a nationally recognized certified public accounting firm.

         "Tax Percentage" means, for a particular taxable year, the highest effective marginal combined rate of Federal, state and city income tax, imposed on an individual taxpayer, as certified by the Tax Amounts CPA in a certificate filed with the Trustee. The rate of "state and city income tax" to be taken into account for purposes of determining the Tax Percentage for a particular taxable year shall be deemed to be the highest combined New York State and New York City income tax rate imposed on individuals for such year.

         "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $10 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.3.

         "True-Up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (i) the aggregate Permitted Quarterly Tax Distributions actually distributed in respect of such year and (ii) the aggregate amount permitted to be distributed in respect of such year as determined by reference to the Company's Internal Revenue Service Form 1065 filed for such year. For purposes of this Indenture the amount equal to the excess, if any, of the amount described in clause (i) above over the amount described in clause (ii) above shall be referred to as the "True-Up Amount due to the Company" and the excess, if any, of the amount described in clause (ii) over the amount described in clause (i) shall be referred to as the "True-Up Amount due to the Members."

         "True-Up Determination Date" means the date on which the Tax Amounts CPA delivers a statement to the Trustee indicating the True-Up Amount.

         "True-Up Payment Period" means, in respect of any immediately preceding taxable year of the Company, the later of (i) the period commencing on the tenth day and ending on and including the twentieth day of April or (ii) the period commencing on the tenth day following the True-Up Determination Date and ending on and including the twentieth day following the True-Up Determination Date.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Officer" means the Chairman of the Board of Directors, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless (A) such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company or (B) such Subsidiary or any of its Subsidiaries has any Indebtedness other than Non-Recourse Debt; provided, however, that either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section
4.4. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (a) if such Unrestricted Subsidiary at such time has Indebtedness, the Company could Incur $1.00 of additional Indebtedness under
Section 4.3(a) and (b) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. Notwithstanding the foregoing, Finance may not be designated as an Unrestricted Subsidiary.

         "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including membership interests or partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

SECTION 1.2       Other Definitions.


                                    Term                                           Defined in Section
         -------------------------------------------------------------------       ------------------
         "Affiliate Transaction" ...........................................               4.7
         "Asset Disposition Amount".........................................               4.8
         "Asset Disposition Offer"..........................................               4.8
         "Asset Disposition Offer Period"...................................               4.8
         "Asset Disposition Purchase Date"..................................               4.8
         "Bankruptcy Law"...................................................               6.1
         "Contract Termination".............................................               4.10
         "covenant defeasance option".......................................               8.1(b)
         "Custodian"........................................................               6.1
         "Event of Default".................................................               6.1
         "Event of Loss Amount".............................................               4.18
         "Event of Loss Offer"..............................................               4.18
         "Event of Loss Offer Period".......................................               4.18
         "Event of Loss Purchase Date"......................................               4.18
         "legal defeasance option"..........................................               8.1(b)
         "Legal Holiday"....................................................              10.8
         "Loss Receipt Date"................................................               4.18
         "Lost Rig".........................................................               4.18
         "Notice of Default"................................................               6.1
         "Paying Agent".....................................................               2.3
         "Receipt Date" ....................................................               4.6(a)
         "Registrar"........................................................               2.3
         "Notes Register"...................................................               2.3
         "Successor Company"................................................               5.1

SECTION 1.3       Incorporation by Reference of Trust Indenture Act.

         This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "Commission" means the SEC.

         "indenture notes" means the Notes.

         "indenture noteholder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the Notes means the Issuers and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.4       Rules of Construction.

         Unless the context otherwise requires:

                        (1)     a term has the meaning assigned to it;

                        (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                        (3)     "or" is not exclusive;

                        (4)     "including" means including without limitation;

                        (5) words in the singular include the plural and words in the plural include the singular;

                        (6) the principal amount of any non-interest-bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                           (7) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States; and

                           (8) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                       ARTICLE II

                                     THE SECURITIES

SECTION 2.1       Form and Dating.

         Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in Appendix 1, the Rule 144A/ Regulation S Appendix, attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements requirement by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix, Exhibit A and Exhibit B are part of the terms of this Indenture.

SECTION 2.2       Execution and Authentication.

         An officer of each of the Company and Finance shall sign the Notes for the Issuers by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall authenticate and make available for delivery Notes for original issue in an aggregate principal amount of $110 million, upon a written order signed by each of the Company and Finance. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed that amount except as provided in Section 2.6. The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate the Notes, upon the consent of the Issuers to such appointment. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.3       Registrar and Paying Agent.

         The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar, acting on behalf of and as agent for the Issuers, shall keep a register (the "Notes Register") of the Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents.

         The term "Paying Agent" includes any additional paying agent. The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Issuers may act as Paying Agent, Registrar, co-Registrar or transfer agent.

         The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Notes.

SECTION 2.4       Paying Agent to Hold Money in Trust.

         On or prior to each due date of the principal and interest on any Note, the Issuers shall deposit or shall cause to be deposited with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Issuers in making any such payment. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.5       Noteholder Lists.

         The Trustee shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders; provided that as long as the Trustee is the Registrar, no such list need be furnished.

SECTION 2.6       Replacement Notes.

         If a mutilated Note is surrendered to the Trustee or Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue, and the Trustee shall authenticate, a replacement Note, if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee and the Issuers. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note.

         Every replacement Note issued pursuant to the terms of this Section is an obligation of the Issuers under this Indenture.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.7       Outstanding Notes.

         Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 12.6, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the security.

         If a Note is replaced pursuant to Section 2.6, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

         If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date or, pursuant to Section 8.1(a), within 91 days prior thereto, money sufficient to pay all principal and interest payable on that redemption or maturity date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after such date such Notes (or portions thereof) cease to be outstanding and on and after such redemption or maturity date interest on them ceases to accrue.

SECTION 2.8       Temporary Notes.

      Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary securities.

SECTION 2.9       Cancellation.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and destroy such canceled Notes and provide a destruction certificate to the Issuers in respect of such canceled Notes. The Trustee shall from time to time provide the Issuers a list of all Notes that have been canceled as requested by the Issuers. The Issuers may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.10      Defaulted Interest.

         If the Issuers default in a payment of interest on the Notes, the Issuers shall pay defaulted interest (plus 1.0% per annum in excess of such rate on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.11      CUSIP Numbers.

         The Issuers in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE III

                                   REDEMPTION

SECTION 3.1       Optional Redemption.

         If the Issuers elect to redeem Notes pursuant to paragraph 5 of the Notes, they shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur. The Issuers shall give each notice to the Trustee provided for in this Section not less than 45 and not more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Issuers to the effect that such redemption will comply with the provisions herein.

SECTION 3.2       Selection of Notes to Be Redeemed.

         If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of Notes the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuers promptly of the Notes or portions of Notes to be redeemed. In the event the Issuers are required to make an offer to repurchase Notes pursuant to Sections 4.8, 4.10 or 4.18 and the amount available for such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to the Issuers any remaining funds, which in no event will exceed $1,000.

SECTION 3.3       Notice of Redemption.

         At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuers shall mail a notice of redemption by first-class mail to the registered address appearing in the Note Register of each Holder of Notes to be redeemed. The notice shall identify the Notes (including CUSIP numbers, if any) to be redeemed and shall state:

                           (1)      the redemption date;

                           (2)      the redemption price;

                           (3)      the name and address of the Paying Agent;

                           (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                           (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

                           (6) that, unless the Issuers defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                           (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

                           (8) the CUSIP number, if any, printed on the Notes being redeemed; and

                           (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuers's request, the Trustee shall give the notice of redemption in the Issuers's names and at the Issuers's expense. In such event, the Issuers shall provide the Trustee with the information required by this Section.

SECTION 3.4       Effect of Notice of Redemption.

         Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.5       Deposit of Redemption Price.

         Prior to 11:00 a.m. (New York City time) on the redemption date, the Issuers shall deposit with the Trustee or Paying Agent (or, if either of the Issuers or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (if any) on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Issuers to the Trustee for cancellation.

SECTION 3.6       Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part (with, if the Issuers or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1       Payment of Notes.

         The Issuers shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due. The Issuers shall pay interest on overdue principal at 1.0% per annum in excess of the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at 1.0% per annum in excess of such rate to the extent lawful.

SECTION 4.2       SEC Reports.

         Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (unless the SEC will not accept such a filing) and provide within 15 days to the Trustee and the Noteholders such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. company subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such filing). In addition, the Company shall furnish to the Noteholders and to prospective investors, upon the requests of such Noteholders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA
Section 314(a).

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.3       Limitation on Indebtedness.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness unless, after giving effect to such Incurrence, the Consolidated Coverage Ratio would exceed
2.0 to 1.0.

          (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries may Incur any or all of the following
Indebtedness:

               (1) Indebtedness (including reimbursement obligations in respect of letters of credit outstanding under the Bank Facility that are Indebtedness) of the Company Incurred pursuant to the Bank Facility or any other credit or loan agreement (and any Guarantees in respect thereof by Restricted Subsidiaries that are Subsidiary Guarantors in accordance with this Indenture) in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (1) and then outstanding, does not exceed $25 million;

               (2) Indebtedness of the Company or any Restricted Subsidiary owed to and held by the Company or any Wholly Owned Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to another Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or such Restricted Subsidiary;

               (3) the Notes and the Subsidiary Guarantees;

               (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), or (3) of this Section);

               (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4) or this clause (5);

               (6) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to this Indenture;

               (7) Indebtedness of the Company or any Restricted Subsidiary consisting of obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by the Company or any Restricted Subsidiary permitted under this Indenture; and

               (8) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (7) above or paragraph
     (a)), does not exceed $10 million at any one time outstanding.

          (c) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes or the Subsidiary Guarantees, as applicable, to at least the same extent as such Subordinated Obligations.

          (d) For purposes of determining compliance with this Section 4.3,
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

SECTION 4.4       Limitation on Restricted Payments.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes, and after giving effect to, the proposed Restricted Payment:

               (i) a Default shall have occurred and be continuing (or would result therefrom);

               (ii) the Company, or such Restricted Subsidiary, as applicable, are not able to Incur an additional $1.00 of Indebtedness under Section 4.3(a); or

               (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

                    (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                    (B) the aggregate Net Cash Proceeds received by the Company from capital contributions or the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company);

                    (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or a Restricted Subsidiary for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange), whether pursuant to the terms of such Indebtedness or pursuant to an agreement with a creditor to engage in an equity for debt exchange; and

                    (D) an amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries resulting from the receipt of dividends, repayments of loans or advances or other transfers of assets or proceeds from the disposition of Capital Stock or other distributions or payments, in each case to the Company or any Restricted Subsidiary from, or with respect to, interests in Unrestricted Subsidiaries, and (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary subsequent to the Issue Date.

          (b) The provisions of Section 4.4(a) shall not prohibit:

               (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than (A) Disqualified Stock or (B) Capital Stock issued or sold to a Subsidiary of the Company) or out of the proceeds of a substantially concurrent capital contribution to the Company; provided, however, that (x) such purchase, capital contribution or redemption shall be excluded in the calculation of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale of Capital Stock or capital contribution shall be excluded from Section 4.4(a)(iii)(B);

               (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.3; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

               (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.4(a); provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

               (iv) for so long as the Company is a partnership or substantially similar pass-through entity for Federal income tax purposes, the making of Permitted Quarterly Tax

     Distributions in compliance with this Section; provided, however, that such distributions shall be excluded in the calculation of the amount of Restricted Payments; and

               (v) the repurchase of Capital Stock of the Company from directors, officers or employees of the Company pursuant to the terms of an employee benefit plan or employment or other agreement; provided that the aggregate amount of all such repurchases shall not exceed $1 million in any fiscal year, and $5 million in the aggregate.

          (c) For so long as the Company is a partnership or substantially similar pass-through entity for Federal income tax purposes, the Company may make cash distributions to its members, during each Quarterly Payment Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period. If any portion of a Permitted Quarterly Tax Distribution is not distributed during such Quarterly Payment Period, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be increased by such undistributed portion.

     Within 10 days following the Company's filing of Internal Revenue Service Form 1065 for the immediately preceding taxable year, the Tax Amounts CPA shall file with the Trustee a written statement indicating in reasonable detail the calculation of the True-Up Amount. In the case of a True-Up Amount due to the members, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be increased by such True-Up Amount. In the case of a True-Up Amount due to the Company, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be reduced by such TrueUp Amount and the excess, if any, of the True-Up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distributions until such True-Up Amount is entirely offset.

SECTION 4.5 Limitation on Restrictions on Distributions from Restricted Subsidiaries.

     The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

               (i) any encumbrance or restriction pursuant to the Bank Facility or any other agreement in effect at or entered into on the Issue Date;

               (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

               (iii) any encumbrance or restriction pursuant to an agreement effecting Refinancing Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.5 or this clause
     (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.5 or this clause (iii); provided, however, that the encumbrances and restrictions with respect to any such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

               (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases to the extent such provisions restrict the subletting, assignment or transfer of the lease or the property leased thereunder or in purchase money financings;

               (v) in the case of Section 4.5(c), restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

               (vi) encumbrances or restrictions imposed by operation of any applicable law, rule, regulation or order; and

               (vii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

SECTION 4.6       Limitation on Sales of Assets and Subsidiary Stock.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of the Escrowed Property other than in accordance with the Escrow Agreement and the Escrow Security Agreement. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition of property other than the Escrowed Property, unless

               (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition, and at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and

               (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) First, to either (i) prepay, repay, redeem or purchase (and permanently reduce the commitments under) Indebtedness under the Bank Facility or that is otherwise secured by its assets subject to such Asset Disposition within 180 days from the date of the receipt of such Net Available Cash (the "Receipt Date") or (ii) to the extent the Company elects, to acquire Additional Assets within 180 days from the Receipt Date; (B) Second, to the extent of the balance of such Net Available Cash after application in accordance with clause
     (A), to make an offer pursuant to paragraph (b) below to the Holders to purchase Notes pursuant to and subject to the conditions contained in this Indenture; and (C) Third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) or (B) to any other application or use not prohibited by this Indenture. Notwithstanding the foregoing provisions of this paragraph, the Company and the Restricted Subsidiaries shall not be required to apply the Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this paragraph exceeds $5 million (at which time, the entire unutilized Net Available Cash, and not just the amount in excess of $5 million, shall be applied pursuant to this paragraph). Pending application of Net Available Cash pursuant to this Section, such Net Available Cash shall be invested in Permitted Investments.

     For the purposes of this Section, the following are deemed to be cash or cash equivalents: (x) the express assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of closing the transaction.

          (b) In the event of an Asset Disposition that requires the purchase of the Notes pursuant to clause (a)(ii)(B) above, the Company will be required to purchase Notes tendered pursuant to an offer (an "Asset Disposition Offer") by the Company for the Notes at a purchase price of 100% of their principal amount plus accrued but unpaid interest in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.6(c). If the aggregate purchase price of Notes tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be required to apply the remaining Net Available Cash in accordance with clause (a)(ii)(C) above. The Company shall not be required to make such an offer to purchase Notes pursuant to this
Section if the Net Available Cash available therefor is less than $5 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

          (c) Promptly, and in any event within 30 days after the Issuers become obligated to make an Asset Disposition Offer, the Issuers shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, at the address appearing in the Note Register, a written notice stating that the Holder may elect to have his Notes purchased by the Issuers either in whole or in part (subject to prorationing as hereinafter described in the event the Asset Disposition Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice, which shall govern the terms of the Asset Disposition Offer, shall include such disclosures as are required by law and shall specify (i) that the Asset Disposition Offer is being made pursuant to this Section 4.6;
(ii) the purchase price (including the amount of accrued interest, if any) for each Note and the purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Asset Disposition Purchase Date");
(iii) that any Note not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof; (iv) that, unless the Issuers default on making the payment, any Note accepted for payment pursuant to the Asset Disposition Offer shall cease to accrue interest on and after the Asset Disposition Purchase Date; (v) that Noteholders electing to have Notes purchased pursuant to an Asset Disposition Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice at least three business days prior to the Asset Disposition Purchase Date and must complete any form letter of transmittal proposed by the Issuers and acceptable to the Trustee and the Paying Agent; (vi) that Noteholders will be entitled to withdraw their election if the Paying Agent receives, not later than one business day prior to the Asset Disposition Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of Notes the Noteholder delivered for purchase, the Note certificate number (if any) and a statement that such Noteholder is withdrawing its election to have such Notes purchased; (vii) that if Notes in a principal amount in excess of the aggregate principal amount which the Issuers has offered to purchase are tendered pursuant to the Asset Disposition Offer, the Issuers shall purchase Notes on a pro rata basis among the Notes tendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired); (viii) that Noteholders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and (ix) the instructions that Note holders must follow in order to tender their Notes.

          (d) Not later than the date upon which written notice of an Asset Disposition Offer is delivered to the Trustee as provided below, the Issuers shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Asset Disposition Offer (the "Asset Disposition Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Asset Disposition Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.6(a). Upon the expiration of the period for which the Asset Disposition Offer remains open (the "Asset Disposition Offer Period"), the Issuers shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Issuers. Not later than 11:00 a.m. (New York City time) on the Asset Disposition Purchase Date, the Issuers shall irrevocably deposit with the Trustee or with a paying agent (or, if the Issuers are acting as Paying Agent, segregate and hold in trust) an amount in cash sufficient to pay the Asset Disposition Offer Amount for all Notes properly tendered to and accepted by the

Issuers. The Trustee shall, on the Asset Disposition Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.

          (e) Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the Asset Disposition Purchase Date. Holders will be entitled to withdraw their election in whole or in part if the Trustee or the Issuers receives not later than one Business Day prior to the Asset Disposition Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) which was delivered for purchase by the Holder, the aggregate principal amount of such Note (if any) that remains subject to the original notice of the Asset Disposition Offer and that has been or will be delivered for purchase by the Issuers and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Asset Disposition Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Disposition Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (f) A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.6 by virtue thereof.

SECTION 4.7       Limitation on Transactions with Affiliates.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company other than the Company or a Restricted Subsidiary (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in a comparable transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors of the Company, or such Restricted Subsidiary as the case may be, having no material personal financial stake in such Affiliate Transaction, and (3) if such Affiliate Transaction involves an amount in excess of $5 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company or its Restricted Subsidiary, as the case may be.

          (b) The foregoing provisions of Section 4.7(a) shall not prohibit
(i) any Permitted Investment or Restricted Payment permitted to be made pursuant to Section 4.4, or any payment or transaction specifically excepted from the definition of Restricted Payment, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership or other employee benefit plans, and approved by the Board of Directors of the Company, (iii) the grant of stock options or similar rights to employees and directors pursuant to plans approved by the Board of Directors of the Company, (iv) loans or advances to officers, directors or employees in the ordinary course of business or pursuant to compensation plans or employment agreements approved by the Board of Directors of the Company, in an aggregate amount not to exceed $1 million in any calendar year, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any transaction between the Company and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries, (vii) management and administrative services agreements in effect on the Issue Date that are disclosed in the Offering Memorandum relating to the Notes under the caption "Certain Relationships and Certain Transactions" and any amendments thereto (so long as any such amendment is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date and complies with clause (a)(1) above).

SECTION 4.8       Right to Require Repurchase upon Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuers repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date), in accordance with the terms contemplated in Section 4.8(b).

          (b) Within 30 days following any Change of Control, unless notice of redemption of the Notes has been given pursuant to paragraph 5 of the Notes, the Issuers shall mail a notice to each Holder with a copy to the Trustee stating:

               (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date);

               (2) the circumstances and relevant facts regarding such Change of Control;

               (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

               (4) the instructions determined by the Issuers, consistent with this Section, that a Holder must follow in order to have its Notes repurchased.

          (c) Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Issuers receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder as to which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing his election to have such Note purchased.

          (d) On the purchase date, all Notes purchased by the Issuers under this Section shall be delivered to the Trustee for cancellation, and the Issuers shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (e) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue thereof.

          (f) Notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to repurchase the Notes or otherwise comply with this Section if the Issuers have irrevocably elected to redeem all the Notes in accordance with Article Three; provided, however, that the Issuers do not default in their redemption obligations pursuant to such election.

SECTION 4.9       Compliance Certificate.

          (a) The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers an Officers' Certificate for each Issuer, one of the signers of each such Officer's Certificate shall be the principal executive, financial or accounting officer of the Company or Finance, as the case may be, stating that in the course of the performance by the signers of their duties as Officers of the Issuers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during the previous year. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto. The Issuers also shall comply with TIA Section 314(a)(4).

          (b) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default, an Officers' Certificate specifying such Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.10      Right to Require Repurchase Upon Contract Termination.

          (a) In the event a Construction Contract is terminated (a "Contract Termination") prior to the Delivery Date of the related Rig, each Holder shall have the right to require that the Issuers repurchase the Allocated Principal Amount of such Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest up to and including the date of repurchase (subject to the right of a Holder of record on the relevant record date to receive interest due on the relevant Interest Payment Date), on a payment date no later than 90 days after the termination of such Construction Contract(s).

          (b) Within 30 days following any Contract Termination, unless notice of redemption of the Notes has been given pursuant to the provisions of this Indenture described under Section 3.1 above, the Issuers shall mail a notice to the Trustee and to each Holder stating:

               (1) that a Contract Termination has occurred and that such Holder has the right to require the Issuers to repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

                  (2) the circumstances and relevant facts regarding such Contract Termination;

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Issuers, consistent with this Section, that a Holder must follow in order to have its Notes repurchased.

          (c) Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Issuers receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) which was delivered for purchase by the Holder as to which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing his election to have such Note purchased.

          (d) On the purchase date, all Notes purchased by the Issuers under this Section shall be delivered to the Trustee for cancellation, and the Issuers shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 4.11      Limitation on Liens.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien upon any of its property or assets, now owned or hereafter acquired, securing any obligation unless concurrently with the creation of such Lien effective provision is made to secure the Notes and the Subsidiary Guarantees equally and ratably with such obligation for so long as such obligation is so secured; provided, however, that, if such obligation is a Subordinated Obligation, the Lien securing such obligation shall be subordinated and junior to the Lien securing the Notes and the Subsidiary Guarantees with the same or lesser relative priority as such Subordinated Obligation shall have been with respect to the Notes and the Subsidiary Guarantees. The preceding restriction shall not require the Company or any Restricted Subsidiary to secure the Notes or the Subsidiary Guarantees if the Lien consists of the following:

          (a) Liens created by this Indenture and the Escrow Security
Agreement;

          (b) Liens under the Bank Facility;

          (c) Liens existing as of the Issue Date;

          (d) Permitted Liens;

          (e) Liens to secure Indebtedness issued by the Company or a Restricted Subsidiary for the purpose of financing all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the Issue Date; provided, however, that (i) the aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) of Indebtedness so issued shall not exceed the lesser of the cost or fair market value, as determined in good faith by the Board of Directors of the Company, of the assets or property so acquired or constructed, (ii) the Indebtedness secured by such Liens shall have been permitted to be Incurred under Section 4.3 and (iii) such Liens shall not encumber any other assets or property of the Company or any of its Restricted Subsidiaries other than such assets or property or any improvement on such assets or property and shall attach to such assets or property within 90 days of the construction or acquisition of such assets or property;

          (f) Liens on the assets or property of a Restricted Subsidiary existing at the time such Restricted Subsidiary becomes a Restricted Subsidiary and not issued as a result of (or in connection with or in anticipation of) such Restricted Subsidiary becoming a Restricted Subsidiary; provided, however, that such Liens do not extend to or cover any other property or assets of the Company or any of its other Restricted
Subsidiaries; or

          (g) Liens securing Indebtedness issued to Refinance Indebtedness which has been secured by a Lien permitted under this Indenture and is permitted to be Refinanced under this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced.

SECTION 4.12      Limitation on Sale/Leaseback Transactions.

     The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be (A) in compliance with Section 4.3 immediately after giving effect to such Sale/Leaseback Transaction and (B) entitled to create a Lien on such property securing the Attributable Debt with respect to such Sale/Leaseback Transaction without securing the Notes pursuant to Section 4.11, (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors of the Company) of such property and (iii) the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.6.

SECTION 4.13 Limitation on Sale or Issuance of Capital Stock of Restricted Subsidiaries.

     The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock to any Person (other than to the Company or a Wholly Owned Subsidiary) or permit any Person (other than the Company or a Wholly Owned Subsidiary) to own any Capital Stock of a Restricted Subsidiary, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary; provided, however, that this provision shall not prohibit (x) the Company or any Restricted Subsidiary from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Indenture. The foregoing shall not apply to any Lien granted on the Capital Stock of a Restricted Subsidiary.

SECTION 4.14      Payment of Taxes and Other Claims.

     The Issuers shall, and shall cause each of their Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon a Restricted Subsidiary's income, profits or property; provided, however, that neither the Issuers nor any of their Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

SECTION 4.15      Maintenance of Office or Agency.

     The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office or agency of the Trustee, Registrar or co-Registrar), where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee's office in New York City as set forth in Section 12.2.

     The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their respective obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuers hereby initially designate the Trustee's office in New York City as set forth in Section 12.2 as an agency of the Issuers in accordance with Section 2.3.

SECTION 4.16      Corporate Existence.

     Subject to Article 5 and Section 4.6, the Issuers shall do or cause to be done, at their own cost and expense, all things necessary to, and will cause each of their Restricted Subsidiaries to, preserve and keep in full force and effect the corporate, limited liability company or partnership existence and rights (charter and statutory), licenses and/or franchises of the Issuers and each of their Restricted Subsidiaries; provided, however, that the Issuers or any of their Restricted Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and the Restricted Subsidiaries, taken as a whole.

SECTION 4.17      Future Subsidiary Guarantors.

     The Company shall cause each Restricted Subsidiary that is organized and existing under the laws of any State of the United States or the District of Columbia and that at any time becomes an obligor or guarantor with respect to any obligations under the Bank Facility to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture. Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 4.18      Application of Event of Loss Proceeds.

          (a) If an Event of Loss occurs at any time with respect to a Rig (the Rig suffering such Event of Loss being the "Lost Rig"), the Company shall apply an amount equal to 100% of the Event of Loss Proceeds from such Event of Loss received by the Company (or such Restricted Subsidiary, as the case may be) (i) First, to either (A) prepay, repay, redeem or purchase (and permanently reduce the commitments under) Indebtedness under the Bank Facility or that is otherwise secured by the Rig subject to such Event of Loss within 180 days from the date of the receipt of such Event of Loss Proceeds (the "Loss Receipt Date") or (B) to the extent the Company elects, to acquire a Qualified Substitute Rig within 180 days from the Loss Receipt Date; (ii) Second, to the extent of the balance of such Event of Loss Proceeds after application in accordance with clause (i), to make an offer pursuant to paragraph (b) below to the Holders to purchase Notes pursuant to and subject to the conditions contained in this Indenture; and (iii) Third, to the extent of the balance of such Event of Loss Proceeds after application in accordance with clauses (i) or (ii) to any other application or use not prohibited by this Indenture. Pending application of Event of Loss Proceeds pursuant to this Section, such Event of Loss Proceeds shall be invested in Permitted Investments.

          (b) In the event of an Event of Loss that requires the purchase of the Notes pursuant to clause (a)(ii) above, the Issuers will be required to purchase Notes tendered pursuant to an offer (an "Event of Loss Offer") by the Issuers for the Notes at a purchase price of 101% of their principal amount plus accrued but unpaid interest in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of Notes tendered pursuant to such offer is less than the Event of Loss Proceeds allotted to the purchase thereof, the Issuers will be required to apply the remaining Event of Loss Proceeds in accordance with clause (a)(iii) above.

          (c) Promptly, and in any event within 30 days after the Issuers become obligated to make an Event of Loss Offer, the Issuers shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, at the address appearing in the Note Register, a written notice stating that the Holder may elect to have his Notes purchased by the Issuers either in whole or in part (subject to prorationing as hereinafter described in the event the Event of Loss Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice, which shall govern the terms of the Event of Loss Offer, shall include such disclosures as are required by law and shall specify (i) that the Event of Loss Offer is being made pursuant to this Section 4.18; (ii) the purchase price (including the amount of accrued interest, if any) for each Note and the purchase date not less than 30 days nor more than 60 days after the date of such notice

(the "Event of Loss Purchase Date"); (iii) that any Note not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof; (iv) that, unless the Issuers default on making the payment, any Note accepted for payment pursuant to the Event of Loss Offer shall cease to accrue interest on and after the Event of Loss Purchase Date; (v) that Noteholders electing to have Notes purchased pursuant to an Event of Loss Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice at least three business days prior to the Event of Loss Purchase Date and must complete any form letter of transmittal proposed by the Issuers and acceptable to the Trustee and the Paying Agent;
(vi) that Noteholders will be entitled to withdraw their election if the Paying Agent receives, not later than one business day prior to the Event of Loss Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of Notes the Noteholder delivered for purchase, the Note certificate number (if any) and a statement that such Noteholder is withdrawing its election to have such Notes purchased; (vii) that if Notes in a principal amount in excess of the aggregate principal amount which the Issuers has offered to purchase are tendered pursuant to the Event of Loss Offer, the Issuers shall purchase Notes on a pro rata basis among the Notes tendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired); (viii) that Noteholders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and (ix) the instructions that Noteholders must follow in order to tender their Notes.

          (d) Not later than the date upon which written notice of an Event of Loss Offer is delivered to the Trustee as provided below, the Issuers shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Event of Loss Offer (the "Event of Loss Offer Amount"), (ii) the allocation of the Net Available Cash from the Event of Loss pursuant to which such Event of Loss Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.18(a). Upon the expiration of the period for which the Event of Loss Offer remains open (the "Event of Loss Offer Period"), the Issuers shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Issuers. Not later than 11:00 a.m. (New York City time) on the Event of Loss Purchase Date, the Issuers shall irrevocably deposit with the Trustee or with a paying agent (or, if the Issuers is acting as Paying Agent, segregate and hold in trust) an amount in cash sufficient to pay the Event of Loss Offer Amount for all Notes properly tendered to and accepted by the Issuers. The Trustee shall, on the Event of Loss Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.

          (e) Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the Event of Loss Purchase Date. Holders will be entitled to withdraw their election in whole or in part if the Trustee or the Issuers receives not later than one Business Day prior to the Event of Loss Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) which was delivered for purchase by the Holder, the aggregate principal amount of such Note (if any) that remains subject to the original notice of the Event of Loss Offer and that has been or will be delivered for purchase by the Issuers and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Event of Loss Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Event of Loss Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (f) A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (g) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

SECTION 4.19      Insurance.

    The Company shall, or shall cause the Restricted Subsidiary owning a drilling rig or drilling rigs to, carry and maintain with respect to each Rig owned by it insurance payable in United States Dollars in amounts, against risks (including marine hull and machinery (including excess value) insurance, marine protection and indemnity insurance, war risks insurance and liability insurance and liability arising out of pollution and the spillage or leakage of cargo and cargo liability insurance) and in a form which is substantially equivalent to the coverage carried by other responsible and experienced companies engaged in the operation of drilling rigs similar to the Rigs and with insurance companies, underwriters, funds, mutual insurance associations or clubs of recognized standing. No insurance shall provide for a deductible in excess of $1,000,000 per occurrence. No insurance policy shall be subject to lapse without at least seven Business Days' prior notice to the Trustee.

     For purposes of insurance against total loss, each drilling rig is to be insured for an amount not less than the fair market value (as determined in good faith by the Board of Directors of the Company) and not less, when aggregated with the insurance on the other drilling rigs, than the outstanding principal amount of the Notes, Indebtedness under the Bank Facility and any other pari passu Indebtedness, in each case together with premium, if any, and accrued interest thereon.

SECTION 4.20      Impairment of Security Interest in Collateral.

     The Company shall not, and shall not permit any Restricted Subsidiary to, take or knowingly omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral (as defined in the Escrow Security Agreement) for the benefit of the Collateral Agent, the Trustee and the Holders of the Notes, and the Company shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Collateral Agent, for the benefit of the Collateral Agent, the Trustee and the Holders of the Notes, any interest whatsoever in any of the Collateral.

SECTION 4.21      Deposit of Funds with Escrow Agent.

     The Issuers shall initially place that portion of the net proceeds realized from the Offering in the Interest Escrow Account held by the Escrow Agent for the benefit of the Holders of the Notes in cash as will be sufficient to pay in full the first two scheduled interest payments due on the Notes. The disbursement of such funds shall be governed by the Escrow Agreement and the Escrow Security Agreement.

     The Issuers shall place the balance of the net proceeds realized from the Offering in the Construction Escrow Account held by the Escrow Agent for the benefit of the Holders of the Notes in cash. The disbursement of such funds shall be governed by the Escrow Agreement and the Escrow Security Agreement.

SECTION 4.22      Amendments to Escrow Agreement and Escrow Security Agreement.

     The Company shall not, and shall not permit any Restricted Subsidiary to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Escrow Agreement or the Escrow Security Agreement in any way that would be adverse to the Holders of the Notes.

SECTION 4.23      Limitation on Business Activities.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than a Related Business.

SECTION 4.24      Limitation on Finance.

     In addition to the restrictions set forth under Section 4.3 above, Finance may not incur any Indebtedness unless (a) the Company is a co-obligor and guarantor of such Indebtedness or (b) the net proceeds of such Indebtedness are lent to the Company, used to acquire outstanding debt securities issued by the Company or used directly or indirectly to refinance or discharge Indebtedness permitted under the limitation of this paragraph. Finance may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company.

SECTION 4.25      Further Instruments and Acts.

     Upon request of the Trustee, the Issuers will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                       ARTICLE V

                                MERGER AND CONSOLIDATION

SECTION 5.1       Merger and Consolidation.

     Neither of the Issuers shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, its assets substantially as an entirety to, any Person, unless:

               (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company or Finance, as the case may be) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company or Finance, as the case may be, under the Notes, this Indenture, the Escrow Agreement and the Escrow Security Agreement;

               (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

               (iii) in the case of the Company, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.3;

               (iv) in the case of the Company, immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company prior to such transaction, minus any costs incurred in connection with such transaction; and

               (v) the Company or Finance, as the case may be, shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

     The Successor Company shall be the successor to the Company or Finance, as the case may be, and shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Finance, as the case may be, under this Indenture, but the predecessor company, only in the case of a conveyance, transfer or lease, shall not be released from the obligation to pay the principal of and interest on the Notes.

     Notwithstanding the foregoing, (a) any Restricted Subsidiary may consolidate or merge with, or transfer its assets substantially as an entirety to, the Issuers and (b) the Issuers may consolidate or merge with, or transfer their assets substantially as an entirety to, an Affiliate solely for the purpose of effecting a Corporate Conversion, provided that, in either case, the requirements set forth in clauses (i) and (v) of the first paragraph of this Section are complied with.

                                       ARTICLE VI

                                 DEFAULTS AND REMEDIES

SECTION 6.1       Events of Default.

     An "Event of Default" occurs if:

               (i) the Issuers default in the payment of interest on the Notes when due, and such default continues for a period of 30 days;

               (ii) the Issuers default in the payment of the principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise;

               (iii) the Issuers fail to comply with Section 5.1;

               (iv) the Issuers fail to comply for 30 days after the notice specified below with Section 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.10, 4.13,
     4.17, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24 or 5.1 (other than a failure to purchase Notes when required under Section 4.8, 4.10 and 4.18);

               (v) the Issuers fail to comply for 60 days after the Issuers receive the notice specified below with any of their other agreements in this Indenture (other than those referred to in (i), (ii), (iii) or (iv) above);

               (vi) Indebtedness of the Issuers or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million or its foreign currency equivalent at the time;

               (vii) The Issuers or any Restricted Subsidiary that is a Significant Subsidiary of the Issuers pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commence a voluntary case;

                    (B) consent to the entry of an order for relief against the Issuers or such Subsidiary in an involuntary case in which it is the debtor;

                    (C) consent to the appointment of a Custodian of the Issuers or such Subsidiary or for any substantial part of their property;

                    (D) make a general assignment for the benefit of their creditors;

                    (E) or take any comparable action under any foreign laws having a similar effect or purpose as the Bankruptcy Laws;

               (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Issuers or any Significant Subsidiary of the Issuers in an involuntary case;

                    (B) appoints a Custodian of the Issuers or any Significant Subsidiary of the Issuers or for any substantial part of the property of the Issuers or Significant Subsidiary; or

                    (C) orders the winding up or liquidation of the Issuers or any Significant Subsidiary of the Issuers;

     (or any similar relief is granted under any foreign laws having a similar effect or purpose as the Bankruptcy Laws) and the order or decree remains unstayed and in effect for 60 days; or

          (ix) the rendering of any judgment or decree for the payment of money in excess of $10 million, or its foreign equivalent at the time, is entered against the Issuers or any Restricted Subsidiary if such judgment or decree remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days after notice thereof to the Issuers;

          (x) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or this Indenture) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantees; or

          (xi) the security interest under the Escrow Security Agreement shall, at any time, cease to be in full force and effect for any reason (other than by operation of the provisions of this Indenture and the Escrow Security Agreement), or any security interest created thereunder shall be declared invalid or unenforceable, or the Issuers or any Restricted Subsidiary shall assert, in any pleading in any court of competent jurisdiction that any such security interest is invalid or unenforceable.

     However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Issuers of the default and the Issuers do not cure such default within the time specified after receipt of such notice.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. The term "Bankruptcy Law" means Title 11, United States Code, as amended, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 6.2       Acceleration.

     If an Event of Default (other than an Event of Default specified in Section 6.1(vii) or (viii) with respect to the Issuers) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(vii) or (viii) relating to the Issuers occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in principal amount of the outstanding Notes may by notice to the Trustee rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3       Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

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

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

SECTION 6.4       Waiver of Past Defaults.

     The Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive any past or existing Default and its consequences or compliance with any provisions of this Indenture except (i) a Default in the payment of the principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.5       Control by Majority.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to
Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification from the Noteholders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.6       Limitation on Suits.

     Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

               (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

               (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

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

               (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

               (5) the Holders of a majority in aggregate principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.7       Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8       Collection Suit by Trustee.

     If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

SECTION 6.9       Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Issuers, their creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

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

SECTION 6.10      Priorities.

     If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order, subject to applicable law:

               FIRST: to the Trustee for amounts due under Section 7.7;

               SECOND: to the Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

               THIRD: to the Issuers.

     The Trustee may, upon prior written notice to the Issuers, fix a record date and payment date for any payment to the Noteholders pursuant to this Section. At least 15 days before such record date, the Issuers shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11      Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

SECTION 6.12      Waiver of Stay or Extension Laws.

     The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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

                                      ARTICLE VII

                                        TRUSTEE

SECTION 7.1       Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall, in the exercise of its the rights and powers vested in it by this Indenture and use the same degree of care of a prudent Person in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (1) this paragraph does not limit the effect of paragraph
     (b) of this Section;

                (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section and to the provisions of the TIA.

          (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.2       Rights of Trustee.

     Subject to Section 7.1,

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (g) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Issuers's covenants in Article
4. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Default or Event of

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

Default occurring pursuant to Sections 6.1(i), 6.1(ii) and 4.1 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 7.3       Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections
7.10 and 7.11.

SECTION 7.4       Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

SECTION 7.5       Notice of Defaults.

     If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interests of the Noteholders.

SECTION 7.6       Reports by Trustee to Holders.

     As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). Prior to delivery to the Holders, the Trustee shall deliver to the Issuers a copy of any report it delivers to Holders pursuant to this Section 7.6.

     A copy of each report at the time of its mailing to the Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuers agree to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.7       Compensation and Indemnity.

     The Issuers shall pay to the Trustee from time to time such reasonable compensation for its services as the Issuers and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The

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

Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide the Issuers reasonable notice of any expenditure not in the ordinary course of business; provided that prior approval by the Issuers of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Issuers thereof. The Issuers shall indemnify each of the Trustee and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including attorneys' fees and expenses) (other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel at its own expense. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Issuers need not pay for any settlement made without their written consent.

     To secure the Issuers's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in the Escrow Accounts or held in trust to pay principal of and interest on particular Notes.

     The Issuers's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(vii) or (viii) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.8       Replacement of Trustee.

     The Trustee may resign at any time upon 30 days notice to the Issuers. The Holders of a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

                    (1)    the Trustee fails to comply with Section 7.10;

                    (2)    the Trustee is adjudged bankrupt or insolvent;

                    (3) a receiver or other public officer takes charge of the Trustee or its property; or

                    (4)    the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee. If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9       Successor Trustee by Merger.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such corporation shall be eligible under this Article 7 and TIA Section 3.10(a). In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10      Eligibility; Disqualification.

     The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11      Preferential Collection of Claims Against Issuers.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                      ARTICLE VIII

                           DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1       Discharge of Liability on Notes; Defeasance.

     This Indenture will cease to be of further effect as to all outstanding Notes when:

          (a) When (i) the Issuers deliver to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.6) for cancellation or
(ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and, in each case of this clause (ii), the Issuers irrevocably deposit or cause to be deposited with the Trustee United States dollars or Temporary Cash Investments sufficient to pay and discharge the entire indebtedness on the Notes not heretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of deposit (other than Notes replaced pursuant to Section 2.6), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuers that all conditions precedent provided herein for relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Issuers.

          (b) Subject to Sections 8.1(c) and 8.2, the Issuers at their option at any time may terminate (i) all of their obligations under the Notes and this Indenture ("legal defeasance option") or (ii) their obligations under
Article 4 (and any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes) and the operation of Sections 6.1(vi), 6.1(vii) (but only with respect to a Significant Subsidiary), 6.1(viii) (but only with respect to a Significant Subsidiary), 6.1(ix) and 5.1(iii) and 5.1(iv) ("covenant defeasance option"). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

     If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default

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

specified in Sections 6.1(iv), 6.1(vi) and 6.1(vii) (but only with respect to a Significant Subsidiary), or 6.1(viii) (but only with respect to a Significant Subsidiary) or 6.1(ix) or 6.1(x) or because of the failure of the Issuers to comply with Sections 5.1(iii) or 5.1(iv).

     If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations with respect to its Subsidiary Guarantee.

     Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

          (c) Notwithstanding clauses (a) and (b) above, the Issuers's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.4, 8.5 and 8.6
shall survive until the Notes have been paid in full. Thereafter, the Issuers's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

SECTION 8.2       Conditions to Defeasance.

     The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

               (1) the Issuers irrevocably deposit or cause to be deposited in trust with the Trustee money or U.S. Government Obligations which, through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.6) to maturity or redemption, as the case may be;

               (2) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.6) to maturity or redemption, as the case may be;

               (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(vii) or (viii) with respect to the Issuers occurs which is continuing at the end of the period;

               (4) the deposit does not constitute a default under any other material agreement binding on the Issuers;

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               (5) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

               (6) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee Opinions of Counsel stating that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinions of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

               (7) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee Opinions of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

               (8) the Issuers deliver to the Trustee an Officers' Certificate from an officer of each of the Company and Finance and an Opinion of Counsel from an officer of each of the Company and Finance, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

     Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Issuers or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

     Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

SECTION 8.3       Application of Trust Money.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent (including the Issuers acting as their own Paying Agents as the Trustee may determine) and in accordance with this Indenture to the payment of principal of and interest on the Notes.

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SECTION 8.4       Repayment to Issuers.

     The Trustee and the Paying Agent shall notify the Issuers of any excess money or Notes held by them at any time and shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Issuers for payment as general creditors.

SECTION 8.5       Indemnity for Government Obligations.

     The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.

SECTION 8.6       Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article 8; provided, however, that, (a) if the Issuers have made any payment of interest on or principal of any Notes following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Issuers promptly after receiving a written request therefor at any time, if such reinstatement of the Issuers's obligations has occurred and continues to be in effect.

                                    ARTICLE IX

                                    AMENDMENTS




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SECTION 9.1       Without Consent of Holders.

     The Issuers and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

          (1)      to cure any ambiguity, omission, defect or inconsistency;

          (2)      to comply with Article 5;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are as described in Section 163(f)(2)(B) of the Code;

          (4) to add guarantees with respect to the Notes, including the Subsidiary Guaranties;

          (5)      to secure the Notes;

          (6) to add to the covenants of the Issuers or the Subsidiary Guarantors for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers or the Subsidiary Guarantors;

          (7) to make any change that does not adversely affect the rights of any Noteholder; or

          (8) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA.

     After an amendment under this Section becomes effective, the Issuers shall mail to the Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this section.

SECTION 9.2       With Consent of Holders.

     The Issuers and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, an amendment may not:

          (1) reduce the amount of Notes whose Holders must consent to an amendment;

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          (2)      reduce the rate of or extend the time for payment of
interest on any Note;

          (3) reduce the principal of or extend the Stated Maturity of any Note;

          (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with
Article 3;

          (5) make any Note payable in money other than that stated in the Note;

          (6) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (7) make any change in Section 6.4 or 6.7 or the second sentence of this Section;

          (8)      affect the ranking of the Notes in any material respect; or

          (9) make any change in any Subsidiary Guarantee or the Escrow Security Agreement that would adversely affect the Holders or terminate the Lien of this Indenture or the Escrow Security Agreement on the Collateral or deprive the Holders of the security afforded by such Lien.

     The consent of the Holders under this Section is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under this Section becomes effective, the Issuers shall mail to the Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.3       Compliance with Trust Indenture Act.

     Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.4       Revocation and Effect of Consents and Waivers.

     A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. An amendment or waiver becomes effective once the requisite number of consents are received by the Issuers or the Trustee. After an amendment or waiver becomes effective, it shall bind every Noteholder.

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     The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.5       Notation on or Exchange of Notes.

     If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.6       Trustee to Sign Amendments.

     The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate from each of the Company and Finance and an Opinion of Counsel provided by each of the Company and Finance stating that such amendment complies with the provisions of Article 9 of this Indenture.

                                       ARTICLE X

                                 SUBSIDIARY GUARANTEES

SECTION 10.1      Guarantees.

     Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such

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Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

     Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor.

     Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

     Except as expressly set forth in Sections 8.1(b), 10.2 and 10.6, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of set off, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver of modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

     Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise. In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand


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by the Trustee, forthwith pay, or cause to be paid, in cash to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Issuers to the Holders and the Trustee.

     Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of any Obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

     Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to Issuers or another Subsidiary Guarantor without limitation. Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to a Person other than Issuers or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor). Upon the sale or disposition (by merger or otherwise) of a Subsidiary Guarantor (or all Subsidiary or substantially all of its assets) to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not a Subsidiary of Issuers, which sale or disposition is otherwise in compliance with this Indenture (including Section 4.6), such Subsidiary Guarantor shall be deemed released from all its obligations under this Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee shall terminate; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under the Bank Facility and all of its Guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Issuers shall also terminate upon such release, sale or transfer.

     Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.2      Limitation on Liability.

     Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture or the Guarantee, as they relate to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

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SECTION 10.3      Successors and Assigns.

     This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.4      No Waiver.

     Neither a failure nor a delay on the part of either the Trustee or the holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.5      Modification.

     No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further circumstances.

SECTION 10.6      Release of Subsidiary Guarantor.

     Upon the sale or other disposition (including by way of consolidation or merger) of all of the Capital Stock of such a Subsidiary Guarantor, the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than to the Issuers or a Subsidiary Guarantor) or the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary in each case in compliance with this Indenture, such Subsidiary Guarantor shall be deemed released from all obligations under this Article 10 without any further action required on the part of the Trustee or any Holder. At the request of the Issuers, the Trustee shall execute and deliver an appropriate instrument evidencing such release.


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


                                       ARTICLE XI

                                COLLATERAL AND SECURITY

SECTION 11.1      Escrow Agreement and Escrow Security Agreement.

     On the Issue Date, the Issuers shall (i) enter into the Escrow Agreement and the Escrow Security Agreement and comply with the terms and provisions thereof, (ii) deposit into the Interest Escrow Account such amount in cash from the proceeds of the Offering as will be sufficient to provide for payment in full of the first two scheduled interest payments due on the Notes and (iii) deposit the balance into the Construction Escrow Account. On the first date on which the amount deposited into the Interest Escrow Account is invested in Temporary Cash Investments, such Temporary Cash Investments shall be in an amount sufficient upon receipt of scheduled interest and/or principal payments of such Collateral to provide for payment in full of the first two scheduled interest payments due on the Notes. The Issuers shall grant a first priority security interest in the Collateral to the Collateral Agent for the benefit of the Holders and the Collateral shall be held by the Collateral Agent in the Escrow Accounts pending disposition pursuant to the Escrow Agreement.

     In the event the Registered Exchange Offer is not consummated, and the Registration Statement is not declared effective within 120 days (or if the 120th day is not a Business Day, the first Business Day thereafter) after the Issue Date of the Notes, and the interest rate on the Notes is increased as required by the Registration Rights Agreement, the Issuers shall deposit into the Interest Escrow Account, on or before the next succeeding scheduled interest payment date, additional cash in such amount as will be sufficient upon receipt of scheduled interest and/or principal payments of all Collateral thereafter held in the Interest Escrow Account, to provide payment for the first two scheduled interest payments due on the Notes (assuming the Additional Interest remains in effect for the entire period). The additional Collateral shall be subject to the security interest granted by the Issuers to the Collateral Agent for the benefit of the Holders and shall be held by the Collateral Agent in the Interest Escrow Account.

     Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Escrow Agreement and the Escrow Security Agreement (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Escrow Agreement and the Escrow Security Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Issuers will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement and the Escrow Security Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby or by the Escrow Agreement or the Escrow Security Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuers shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the


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Escrow Agreement and the Escrow Security Agreement to create and maintain, as security for the obligations of the Issuers under this Indenture and the Notes, valid and enforceable first priority liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens.

SECTION 11.2      Recording and Opinions.

          (a) The Issuers shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Liens intended to be created by the Escrow Security Agreement and reciting the details of such action, except for the filing of any necessary UCC-1 financing statements, or (ii) stating that in the opinion of such counsel no such action is necessary to make such Liens effective.

          (b) The Issuers shall furnish to the Escrow Agent and the Trustee on April 29, 1998 (unless on such date the balance of the Interest Escrow Account and the Construction Escrow Account shall be zero) an Opinion of Counsel, dated as of such date, either (i) stating that, except for the filing of any necessary UCC-1 financing statements, (A) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as are necessary to maintain the Liens of the Escrow Security Agreement and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given and
(B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Trustee hereunder and under each of the Escrow Agreement and the Escrow Security Agreement with respect to the security interests in the Collateral or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens and assignments.

SECTION 11.3      Release of Collateral.

          (a) Subject to subsections (b), (c) and (d) of this Section 11.3, Collateral may be released from the Liens and security interests created by the Escrow Security Agreement only in accordance with the provisions of the Escrow Agreement and the Escrow Security Agreement.

          (b) Except to the extent that any Lien on proceeds of Collateral is automatically released by operation of Section 9-306 of the Uniform Commercial Code or other similar law, no Collateral shall be released from the Liens and security interests created by the Escrow Security Agreement pursuant to the provisions of the Escrow Security Agreement, other than to the Holders pursuant to the terms thereof, unless there shall have been delivered to the Trustee the certificate required by Section 11.3(d) and
Section 11.4.

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          (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Escrow Security Agreement, and no release of Collateral in contravention of this Section 11.3(c) shall be effective as against the Holders of Notes, except for the disbursement of all Available Funds (as defined in the Escrow Agreement) and other Collateral to the Trustee pursuant to Section 11 of the Escrow Agreement.

          (d) The release of any Collateral from the Liens and security interests created by this Indenture and the Escrow Security Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof or pursuant to the terms of the Escrow Agreement and the Escrow Security Agreement. To the extent applicable, the Issuers shall cause TIA Section 314(d) relating to the release of property or Notes from the Liens and security interests of the Escrow Security Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of each of the Issuers except in cases where TIA
Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

SECTION 11.4      Certificates of the Issuers.

     The Issuers shall furnish to the Trustee, prior to any proposed release of Collateral other than pursuant to the express terms of the Escrow Agreement, (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to either of the Issuers, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Section 7.1 and Section 7.2, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 11.5 Authorization of Actions to Be Taken by the Trustee Under the Escrow Agreement and the Escrow Security Agreement.

     Subject to the provisions of Section 7.1 and Section 7.2, the Trustee may, without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of each of the Escrow Agreement and the Escrow Security Agreement and (b) collect and receive any and all amounts payable in respect of the obligations of the Issuers hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Escrow Agreement, the Escrow Security Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise

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

invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

SECTION 11.6 Authorization of Receipt of Funds by the Trustee Under the Escrow Agreement.

     The Trustee is authorized to receive any funds for the benefit of the Holders of Notes disbursed under the Escrow Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

SECTION 11.7      Termination of Security Interest.

     Upon the earliest to occur of (i) the date upon which the balance in the Interest Escrow Account shall have been reduced to zero, (ii) legal defeasance pursuant to Section 8.1(b), (iii) covenant defeasance pursuant to
Section 8.1(b) or (iv) the date upon which the first two semiannual interest payments have been made, the Trustee shall, at the written request of each of the Issuers, release the Liens on the Interest Escrow Account pursuant to this Indenture, the Escrow Agreement and the Escrow Security Agreement upon the Issuers' compliance with the provisions of the TIA pertaining to release of collateral.

     Upon the earliest to occur of (i) the date upon which the balance in the Construction Escrow Account shall have been reduced to zero, (ii) legal defeasance pursuant to Section 8.1(b), (iii) covenant defeasance pursuant to
Section 8.1(b) or (iv) the full and final payment and performance of all the Obligations and Construction Expenses (as defined in the Escrow Agreement), the Trustee shall, at the written request of each of the Issuers, release the Liens on the Construction Escrow Account pursuant to this Indenture, the Escrow Agreement and the Escrow Security Agreement upon the Issuers' compliance with the provisions of the TIA pertaining to release of collateral.

     The Escrow Security Agreement shall terminate upon the release of the Liens on both the Construction Escrow Account and the Interest Escrow Account pursuant to this Section and the Escrow Agreement.

                                      ARTICLE XII

                                     MISCELLANEOUS

SECTION 12.1      Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If this Indenture excludes any provision of the TIA that is required to be included, such provision shall be deemed included herein.

SECTION 12.2      Notices.

     Any notice or communication shall be in writing and delivered in person, by overnight courier or facsimile (if to the Issuers, with receipt confirmed by an Officer) or mailed by first-class mail addressed as follows:

         If to the Issuers:

                             Chiles Offshore LLC
                             11200 Westheimer, Suite 410
                             Houston, Texas  77042
                             Attention: Chief Financial Officer

                             Chiles Finance Corp.
                             11200 Westheimer, Suite 410
                             Houston, Texas  77042
                             Attention: Chief Financial Officer

         With copies to:

                             Weil, Gotshal & Manges LLP
                             700 Louisiana
                             Suite 1600
                             Houston, Texas  77002
                             Attention:  James L. Rice III

         If to the Trustee:

                             U.S. Bank Trust National Association
                             180 East Fifth Street
                             St. Paul, Minnesota 55101
                             Attn: Corporate Trust Administration

         And if to the Trustee's Office in New York City:

                             U.S. Bank Trust National Association
                             100 Wall Street, 20th Floor

                             New York, New York  10041

     The Issuers or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed or sent by overnight courier or facsimile to a Noteholder shall be sent to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

     Failure to send a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

SECTION 12.3      Communication by Holders with Other Holders.

     Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.4      Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

               (1) Officers' Certificates (which in connection with the original issuance of the Notes need only be executed by one Officer for each of the Company and Finance) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) Opinions of Counsel delivered by each of the Company and Finance in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.5      Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, that an Opinion of Counsel can rely as to matters of fact on an Officers' Certificate or a certificate of a public official.

SECTION 12.6      When Notes Disregarded.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 12.7      Rules by Trustee, Paying Agent and Registrar.

     The Trustee may make reasonable rules for action by or a meeting of the Noteholders. The Trustee shall provide the Issuers reasonable notice of such rules. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.8      Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 12.9      Governing Law.

     This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 12.10     No Recourse Against Others.

     No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers in this Indenture, or in any of the Notes or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuers or any Successor Person thereof. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

SECTION 12.11     Successors.

     All agreements of the Issuers in this Indenture and the Notes shall bind the Issuers's successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12     Multiple Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.13     Table of Contents; Headings.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.14     Severability Clause.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                    CHILES OFFSHORE LLC

                                    By:   /s/ Dick H. Fagerstal
                                         --------------------------------------
                                         Name:   Dick H. Fagerstal
                                         Title:  Senior Vice President, Chief
                                                 Financial Officer and Secretary

                                    CHILES OFFSHORE FINANCE CORP.

                                    By:   /s/ Dick H. Fagerstal
                                         --------------------------------------
                                         Name:   Dick H. Fagerstal
                                         Title:  Senior Vice President, Chief
                                                 Financial Officer and Secretary

                                    THE GUARANTORS:

                                    CHILES COLUMBUS LLC

                                    By:   /s/ Dick H. Fagerstal
                                         --------------------------------------
                                         Name:   Dick H. Fagerstal
                                         Title:  Senior Vice President, Chief
                                                 Financial Officer and Secretary

                                    CHILES MAGELLAN LLC

                                    By:   /s/ Dick H. Fagerstal
                                         --------------------------------------
                                         Name:   Dick H. Fagerstal
                                         Title:  Senior Vice President, Chief
                                                 Financial Officer and Secretary

                                    THE TRUSTEE:

                                    U.S. Bank Trust National Association

                                    By:   /s/ Richard H. Prokosel
                                         --------------------------------------
                                         Name:   Richard H. Prokosel
                                         Title:  Assistant Vice President

                                                                     APPENDIX 1

     RULE 144A/REGULATION S APPENDIX FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S.

        PROVISIONS RELATING TO INITIAL SECURITIES, PRIVATE
         EXCHANGE SECURITIES AND EXCHANGE SECURITIES

     1.    Definitions.

     1.1.  DEFINITIONS.

     For the purposes of this Appendix the following terms shall have the meanings indicated below:

     "Depository" means The Depository Trust Company, its nominees and their respective successors.

     "Exchange Notes" means the 10% Senior Notes Due 2008 to be issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

     "Initial Purchasers" means Credit Suisse First Boston Corporation and Wasserstein Perella & Co., Inc.

     "Initial Notes" means the 10% Senior Notes Due 2008, issued under the Indenture on or about the date hereof.

     "Private Exchange" means the offer by the Issuers, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

     "Private Exchange Notes" means the 10% Senior Notes Due 2008 to be issued pursuant to the Indenture to the Initial Purchasers in a Private Exchange,

     "Purchase Agreement" means the Purchase Agreement dated April 24, 1998, among the Issuers, the Subsidiary Guarantors and the Initial Purchasers.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Registered Exchange Offer" means the offer by the Issuers, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

     "Registration Rights Agreement" means the Registration Rights Agreement dated April 29, 1998, among the Issuers, the Subsidiary Guarantors and the Initial Purchasers.

     "Notes" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

     "Securities Act" means the Securities Act of 1933.

     "Notes Custodian" means the custodian with respect to a Global Note (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

     "Shelf Registration Statement" means the registration statement issued by the Issuers, in connection with the offer and sale of Initial Notes or Private Exchange Notes, pursuant to the Registration Rights Agreement.

     "Transfer Restricted Notes" means Notes that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

     1.2.  Other Definitions.


                                   Term                                           Defined in Section
          ------------------------------------------------------------------     --------------------


         "Agent Members.....................................................           2.1(b)
         "Global Note"......................................................           2.1(a)
         "Regulation S".....................................................           2.1(a)
         "Rule 144A"........................................................           2.1(a)


     2.    The Notes

     2.1.  Form and Dating.

     The Initial Notes are being offered and sold by the Issuers pursuant to the Purchase Agreement.

     (a) Global Notes. Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit1 hereto (each, a "Global Note"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its New York office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          (b) Book-entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

     The Issuers shall execute and the Trustee shall, in accordance with this
Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (c) Certificated Notes. Except as provided in this Section 2.1 or
Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

     2.2.     Authentication.

     The Trustee shall authenticate and deliver: (1) Initial Notes for original issue in an aggregate principal amount of $110 million and (2) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Issuers signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuers. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $110 million except as provided in Section 2.6 of the Indenture.

     2.3.     Transfer and Exchange.

          (a) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

               (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

               (iii) In the event that a Global Note is exchanged for Notes in definitive registered form pursuant to Section 2.4 of this Appendix or Section 2.8 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

     (b)      Legend.

               (i) Except as permitted by the following paragraphs (ii),
     (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

     "THIS SECURITY (OR ITS PREDECESSOR) AND ANY GUARANTEE THEREOF WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM
     REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933
     (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE

     OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE
     ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION
     THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE
     EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES
     ACT PROVIDED BY RULE 144A.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

               (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

               (iii) After a transfer of any Initial Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note without legends will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's certificated Initial Note or Private Exchange Note or directions to transfer such Holder's interest in the Global Note, as applicable.

               (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will cease to apply and certificated Initial Notes with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

               (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply, and Private Exchange Notes in global form with the Restricted Notes Legend set forth in Exhibit I hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

     (c) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global
Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

     (d) Obligations with Respect to Transfers and Exchanges of Notes.

               (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar's or co-registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6, 6.11 and Section 9.5 of the Indenture).

               (ii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Note selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any certificated Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date.

               (iii) Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

               (iv) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

     (e)      No Obligation of the Trustee.

               (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

               (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4.     Certificated Notes.

          (a) A Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section
2.3 and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Issuers within 90 days of such notice, or (ii) the Issuers, in their sole discretion, notify the Trustee in writing that they elects to cause the issuance of certificated Notes under the Indenture.

          (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Initial Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

          (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Issuers will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

                                                                      EXHIBIT 1
                                                                             to
                                                RULE 144A/REGULATION S APPENDIX

                              [Global Notes Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Notes Legend]

     "THIS SECURITY (OR ITS PREDECESSOR) AND ANY GUARANTEE THEREOF WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUERS THAT
(A) THIS SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN AN

OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
(i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                                                                      EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                              [Global Notes Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Notes Legend]

     "THIS SECURITY (OR ITS PREDECESSOR) AND ANY GUARANTEE THEREOF WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUERS THAT
(A) THIS SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE

SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                               CHILES OFFSHORE LLC

                          CHILES OFFSHORE FINANCE CORP.

                         10% Senior Note Due May 1, 2008

                                                                   $110,000,000
         No. ____                                          CUSIP No. 168888 AA3

     CHILES OFFSHORE LLC, a Delaware limited liability company, and CHILES OFFSHORE FINANCE CORP., a Delaware corporation, jointly and severally promise to pay to CEDE & CO., or registered assigns, the principal sum of $110,000,000 (ONE HUNDRED TEN MILLION DOLLARS) on May 1, 2008.

         Interest Payment Dates: May 1 and November 1.

         Record Dates: April 15 and October 15.

         Additional provisions of this Note are set forth on the reverse side of this Note.

                                             CHILES OFFSHORE LLC

                                             By:
                                                  ----------------------------
                                                  Name:
                                                  Title:

                                             CHILES OFFSHORE FINANCE CORP.

                                             By:
                                                  ----------------------------
                                                  Name:
                                                  Title:

Dated: ____________, 1998

     TRUSTEE'S CERTIFICATE OF

     AUTHENTICATION

U.S. Bank Trust National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By:
   ----------------------------------
           Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                            10% SENIOR NOTE DUE 2008

         1.       Interest

         CHILES OFFSHORE LLC, a Delaware limited liability company, and CHILES OFFSHORE FINANCE CORP., a Delaware corporation (such entities, and their successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become one of the Issuers pursuant to the Indenture, and its successors and assigns under the Indenture, being herein called the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuers will pay interest semiannually on May 1 and November 1 of each year, commencing November 1, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 29, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate of 1.0% per annum in excess of the rate borne by the Notes, and it shall pay interest on overdue installments of interest at 1.0% per annum in excess of such rate to the extent lawful.

         2.       Method of Payment

         The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the record date immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuers will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

         3.       Paying Agent and Registrar

         Initially, U.S. Bank Trust National Association, a national banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-Registrar without notice. The Issuers may act as Paying Agent, Registrar, co-Registrar or transfer agent.

         4.       Indenture

         The Issuers issued the Notes under an Indenture dated as of April 29, 1998 (the "Indenture"), among the Issuers, the Subsidiary Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aa77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Note and the Indenture will be governed by the Indenture.

         The Notes are general senior obligations of the Issuers limited to $110 million aggregate principal amount. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Issuers and their Restricted Subsidiaries, the existence of liens, the payment of dividends on, and redemption of, the Capital Stock of the Issuers and their Subsidiaries, restricted payments, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, sale and leaseback transactions, the investments of the Issuers and their Restricted Subsidiaries, consolidations, mergers and transfers of all or substantially all the assets of the Issuers, and transactions with Affiliates. In addition, the Indenture limits the ability of the Issuers and certain of their Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

         5.       Optional Redemption

         Except as set forth in the next paragraph, the Notes may not be redeemed prior to May 1, 2003. Thereafter, the Issuers may redeem as provided in, and subject to the terms of, the Indenture the Notes in whole or in part, at any time or from time to time, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on May 1 of the years set forth below:


                               Period                     Percentage
                  ------------------------------      -------------------
                  2003..........................            105.00%
                  2004..........................            103.33%
                  2005..........................            101.67%
                  2006 and thereafter...........            100.00%

         In addition, at any time and from time to time prior to May 1, 2001, the Issuers may redeem in the aggregate up to 35% of the principal amount of the Notes with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 110% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture; provided, however, that at least $71.5 million aggregate principal amount of the Notes must remain outstanding after each such redemption and, provided further, that such redemption shall occur within 90 days following the closing of such Public Equity Offering.

         6.       Notice of Redemption

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. In addition, in the event of certain Asset Dispositions, the Issuers will be required to make an offer to purchase Notes at a purchase price of 100% of their principal amount plus accrued interest to the date of purchase (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

         7.       Change of Control

         Upon a Change of Control, each Holder of Notes will have the right to require the Issuers to repurchase all or any part of the Notes of such Holder at a repurchase price in cash equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

         8.       Contract Termination

         In the event that a Construction Contract is terminated prior to delivery of the Rig, each Holder will have the right to require the Issuers to purchase the Allocated Principal Amount of such Holder's Notes for such Rig at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

         9.       Event of Loss of a Rig

         Upon the occurrence of an Event of Loss of a Rig after the delivery of such Rig, the Issuers will be required to apply the insurance and other proceeds either to repay indebtedness outstanding under the Bank Facility or other secured debt (and permanently reduce the commitments thereunder) or to acquire a Qualified Substitute Rig, and to apply the balance to purchase the

Allocated Principal Amount of Notes tendered by Holders at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

         10.      Denominations; Transfer; Exchange

         The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

         11.      Persons Deemed Owners

         The registered Holder of this Note may be treated as the owner of it for all purposes.

         12.      Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

         13.      Discharge and Defeasance

         Subject to certain conditions, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

         14.      Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Issuers and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add guarantees with respect to the Notes, to secure the Notes, to add additional covenants or surrender rights and powers conferred on the Issuers, to make any change that does not adversely affect the rights of any Noteholder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

         15.      Defaults and Remedies

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of principal on any Note when due at its Stated Maturity, upon redemption pursuant to paragraphs 5 or 6 above, upon required repurchase, upon acceleration or otherwise, (iii) failure by the Issuers to comply with Article 5 of the Indenture; (iv) failure by the Issuers to comply for 30 days after the notice specified in the paragraph below with certain covenants (other than a failure to purchase Notes when required upon the occurrence of certain events) of the Indenture; (v) failure by the Issuers to comply for 60 days after the Issuers receive the notice specified in the paragraph below with any of their other agreements in the Indenture (other than those referred to in (i), (ii), (iii) or (iv) above); (vi) failure by the Issuers or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or acceleration by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million; (vii) certain events of bankruptcy, insolvency or reorganization of the Issuers or any Significant Subsidiary; (viii) the rendering of any judgments or decrees for the payment of money in excess of $10 million, or its foreign equivalent at the time, is entered against the Issuers or any Significant Subsidiary if such judgment or decree remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days after notice thereof, (ix) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or the Indenture) or a Subsidiary Guarantor denies or disaffirm its obligations under its Subsidiary Guarantee, and (x) the security interest under the Escrow Security Agreement between the Issuers and U.S. Bank Trust National Association, dated April 29, 1998 (the "Escrow Security Agreement") shall, at any time, cease to be in full force and effect for any reason (other than by operation of the provisions of the Indenture and the Escrow Security Agreement), or any security interest created thereunder shall be declared invalid or unenforceable, or the Issuers or any Restricted Subsidiary shall assert, in any pleading in any court of competent jurisdiction that any such security interest is invalid or unenforceable.

         A Default under clause (iv) or (v) of Section 6.1 of the Indenture will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Issuers of the Default and the Issuers do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

         Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interests of the Holders.

         16.      Guarantee and Security

         The obligations of the Issuers pursuant to the Indenture and the Notes, including the repurchase obligations under the Indenture, will be unconditionally guaranteed, on a senior unsecured basis, by each Subsidiary Guarantor. The obligations of the Issuers pursuant to the Indenture and the Notes will be secured to the extent provided in the Indenture and the Escrow Security Agreement.

         17.      Trustee Dealings with the Issuers

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or any of their Affiliates and may otherwise deal with the Issuers or any of their Affiliates with the same rights it would have if it were not Trustee.

         18.      No Recourse Against Others

         No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuers or any Successor Person thereof. Each Holder, by accepting a Note, waives and releases all such liability.

         19.      Governing Law

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         20.      Authentication

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

         21.      Abbreviations

         Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

         22.      Holders' Compliance with Registration Rights Agreement

         Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

         23.      CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to the Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made as follows:

                        Chiles Offshore LLC
                        11200 Westheimer, Suite 410
                        Houston, Texas  77042
                        Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

         I or we assign and transfer this Note to

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint ________________________________________ agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                 Your Signature:
      ----------------               -------------------------------------------



--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such Notes are being transferred in accordance with its terms:

                                    CHECK ONE

(1)      /_/  to the Issuers or a Subsidiary thereof; or

(2) /_/ to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) /_/ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(4) /_/ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(5) /_/ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Issuers as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

         /_/ The transferee is an Affiliate of the Issuers. Unless one of the items above is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), or (5) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

         If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.03 of Appendix 1 of the Indenture shall have been satisfied.

                                       Signed:
                                              ----------------------------------
                                       (Sign exactly as your name appears on the
                                                other side of this Note)

Signature Guarantee
                   -------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -----------------------------
                                         ---------------------------------------
                                         Notice: to be executed by an executive
                                            officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

                  SCHEDULE OF INCREASES OR DECREASES IN GLOBAL

                                    SECURITY

       The following increases or decreases in this Global Note have been made:


                                                                        Principal Amount of        Signature of
                         Amount-of-decrease      Amount-of-increase     this Global Note        authorized officer of
                         in Principal Amount     in Principal Amount    following such             Trustee-or-Notes
   Date of Exchange      of this Global Note     of this Global Note    decrease or increase          Custodian
---------------------    -------------------     -------------------    --------------------    ---------------------


                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.8 (Change of Control), 4.10 (Contract Termination) or 4.18 (Event of Loss) of the Indenture, check the applicable box below:

          /_/ Section 4.8           /_/ Section 4.10           /_/ Section 4.18

         If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.8, 4.10 or 4.18 of the Indenture, state the amount in principal amount: $

Date:
     -------------------------
                                          Your Signature:
                                                         -----------------------
                                          (Sign exactly as your name
                                          appears on the other side of
                                          this Note.)

Signature Guarantee:
                    ---------------------
(Signature must be guaranteed)

                               [FORM OF GUARANTEE]

         For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Issuers under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of April 29, 1998, among Chiles Offshore LLC, a Delaware limited liability company and Chiles Offshore Finance Corp., a Delaware corporation, the Subsidiary Guarantors named therein and U.S. Bank Trust National Association, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

         The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

         THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING
EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Subsidiary Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

         This Guarantee is subject to release upon the terms set forth in the Indenture.

         IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Guarantee to be duly executed.


Date:
     ----------------------------
                                           ----------------------------

                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]

                              [Global Notes Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                               CHILES OFFSHORE LLC

                          CHILES OFFSHORE FINANCE CORP.

                        10% Senior Notes Due May 1, 2008

No.                                                     CUSIP No.
  ----

         CHILES OFFSHORE LLC, a Delaware limited liability company, and CHILES OFFSHORE FINANCE CORP., a Delaware corporation, jointly and severally promise to pay to _____________, or registered assigns, the principal sum of ____________ on May 1, 2008.

         Interest Payment Dates: May 1 and November 1.

         Record Dates: April 15 and October 15.

         Additional provisions of this Note are set forth on the reverse side of this Note.

                                  CHILES OFFSHORE LLC

                                  By:
                                     -------------------------------------
                                       Name:
                                       Title:

                                  CHILES OFFSHORE FINANCE CORP.

                                  By:
                                     -------------------------------------
                                       Name:
                                       Title:

Dated:             , 1998
       ------------

     TRUSTEE'S CERTIFICATE OF

     AUTHENTICATION

U.S. Bank Trust National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

     By:
        -------------------------------------
               Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                            10% SENIOR NOTE DUE 2008

         1.       Interest

         CHILES OFFSHORE LLC, a Delaware limited liability company, and CHILES OFFSHORE FINANCE CORP., a Delaware corporation (such entities, and their successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become one of the Issuers pursuant to the Indenture, and their successors and assigns under the Indenture, being herein called the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuers will pay interest semiannually on May 1 and November 1 of each year, commencing November 1, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from, April 29, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate of 1.0% per annum in excess of the rate borne by the Notes, and it shall pay interest on overdue installments of interest at 1.0% per annum in excess of such rate to the extent lawful.

         2.       Method of Payment

         The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the record date immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuers will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

         3.       Paying Agent and Registrar

         Initially, U.S. Bank Trust National Association, a national banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-Registrar without notice. The Issuers may act as Paying Agent, Registrar, co-Registrar or transfer agent.

         4.       Indenture

         The Issuers issued the Notes under an Indenture dated as of April 29, 1998 (the "Indenture"), among the Issuers, the Subsidiary Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aa77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Note and the Indenture will be governed by the Indenture.

         The Notes are general senior obligations of the Issuers limited to $110 million aggregate principal amount. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Issuers and their Restricted Subsidiaries, the existence of liens, the payment of dividends on, and redemption of, the Capital Stock of the Issuers and their Subsidiaries, restricted payments, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, sale and leaseback transactions, the investments of the Issuers and their Restricted Subsidiaries, consolidations, mergers and transfers of all or substantially all the assets of the Issuers, and transactions with Affiliates. In addition, the Indenture limits the ability of the Issuers and certain of their Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

         5.       Optional Redemption

         Except as set forth in the next paragraph, the Notes may not be redeemed prior to May 1, 2003. Thereafter, the Issuers may redeem as provided in, and subject to the terms of, the Indenture the Notes in whole or in part, at any time or from time to time, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on May 1 of the years set forth below:


                              Period                      Percentage
                    ----------------------------       ----------------
                    2003........................           105.00%
                    2004........................           103.33%
                    2005........................           101.67%
                    2006 and thereafter.........           100.00%

         In addition, at any time and from time to time prior to May 1, 2001, the Issuers may redeem in the aggregate up to 35% of the principal amount of the Notes with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 110% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture; provided, however, that at least $71.5 million aggregate principal amount of the Notes must remain outstanding after each such redemption and, provided further, that such redemption shall occur within 90 days following the closing of such Public Equity Offering.

         6.       Notice of Redemption

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. In addition, in the event of certain Asset Dispositions, the Issuers will be required to make an offer to purchase Notes at a purchase price of 100% of their principal amount plus accrued interest to the date of purchase (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

         7.       Change of Control

         Upon a Change of Control, each Holder of Notes will have the right to require the Issuers to repurchase all or any part of the Notes of such Holder at a repurchase price in cash equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

         8.       Contract Termination

         In the event that a Construction Contract is terminated prior to delivery of the Rig, each Holder will have the right to require the Issuers to purchase the Allocated Principal Amount of such Holder's Notes for such Rig at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

         9.       Event of Loss of a Rig

         Upon the occurrence of an Event of Loss of a Rig after the delivery of such Rig, the Issuers will be required to apply the insurance and other proceeds either to repay indebtedness outstanding under the Bank Facility or other secured debt (and permanently reduce the commitments thereunder) or to acquire a Qualified Substitute Rig, and to apply the balance to purchase the

Allocated Principal Amount of Notes tendered by Holders at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

         10.      Denominations; Transfer; Exchange

         The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date interest payment date.

         11.      Persons Deemed Owners

         The registered Holder of this Note may be treated as the owner of it for all purposes.

         12.      Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

         13.      Discharge and Defeasance

         Subject to certain conditions, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

         14.      Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Issuers and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add guarantees with respect to the Notes, to secure the Notes, to add additional covenants or surrender rights and powers conferred on the Issuers, to make any change that does not adversely affect the rights of any Noteholder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

         15.      Defaults and Remedies

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of principal on any Note when due at its Stated Maturity, upon redemption pursuant to paragraphs 5 or 6 above, upon required repurchase, upon acceleration or otherwise, (iii) failure by the Issuers to comply with Article 5 of the Indenture; (iv) failure by the Issuers to comply for 30 days after the notice specified in the paragraph below with certain covenants (other than a failure to purchase Notes upon the occurrence of certain events) of the Indenture; (v) failure by the Issuers to comply for 60 days after the Issuers receive the notice specified in the paragraph below with any of their other agreements in the Indenture (other than those referred to in (i), (ii), (iii) or (iv) above); (vi) failure by the Issuers or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or acceleration by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million; (vii) certain events of bankruptcy, insolvency or reorganization of the Issuers or any Significant Subsidiary; (viii) the rendering of any judgments or decrees for the payment of money in excess of $10 million, or its foreign equivalent at the time, is entered against the Issuers or any Significant Subsidiary if such judgment or decree remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days after notice thereof, (ix) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or the Indenture) or a Subsidiary Guarantor denies or disaffirm its obligations under its Subsidiary Guarantee, and (x) the security interest under the Escrow Security Agreement between the Issuers and U.S. Bank Trust National Association, dated April 29, 1998 (the "Escrow Security Agreement"), shall, at any time, cease to be in full force and effect for any reason (other than by operation of the provisions of the Indenture and the Escrow Security Agreement), or any security interest created thereunder shall be declared invalid or unenforceable, or the Issuers or any Restricted Subsidiary shall assert, in any pleading in any court of competent jurisdiction that any such security interest is invalid or unenforceable

         A Default under clause (iv) or (v) of Section 6.1 of the Indenture will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Issuers of the Default and the Issuers do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

         Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interests of the Holders.

         16.      Guarantee

         The obligations of the Issuers pursuant to the Indenture and the Notes, including the repurchase obligations under the Indenture, will be unconditionally guaranteed, on a senior unsecured basis, by each Subsidiary Guarantor. The obligations of the Issuers pursuant to the Indenture and the Notes will be secured to the extent provided in the Indenture and the Escrow Security Agreement.

         17.      Trustee Dealings with the Issuers

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or any of their Affiliates and may otherwise deal with the Issuers or any of their Affiliates with the same rights it would have if it were not Trustee.

         18.      No Recourse Against Others

         No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, member, officer, director, manager, employee or controlling person of the Issuers or any Successor Person thereof. Each Holder, by accepting a Note, waives and releases all such liability.

         19.      Governing Law

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         20.      Authentication

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

         21.      Abbreviations

         Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

         22.      Holders' Compliance with Registration Rights Agreement

         Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

         23.      CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to the Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made as follows:

                         Chiles Offshore LLC
                         11200 Westheimer, Suite 410
                         Houston, Texas  77042
                         Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

         I or we assign and transfer this Note to

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ________________________________________ agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:                Your Signature:
     ----------------               --------------------------------------------

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:
                    ------------------------------------------------------------
                                   (Signature must be guaranteed)

                               [FORM OF GUARANTEE]

         For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Issuers under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of April 29, 1998, among Chiles Offshore LLC, a Delaware limited liability company and Chiles Offshore Finance Corp., a Delaware corporation, the Subsidiary Guarantors named therein and U.S. Bank Trust National Association, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

         The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

         THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING
EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Subsidiary Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

         This Guarantee is subject to release upon the terms set forth in the Indenture.

         IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Guarantee to be duly executed.

Date:
     --------------------------
                                      By:
                                         ---------------------------------
                                          Name:
                                          Title:

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.8 (Change of Control), 4.10 (Contract Termination) or 4.18 (Event of Loss) of the Indenture, check the applicable box below:

         /_/ Section 4.8           /_/ Section 4.10            /_/ Section 4.18

         If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.8, 4.10 or 4.18 of the Indenture, state the amount in principal amount: $
                      -------------
     Date:
          -------------------------

                                      Your Signature:
                                                     ---------------------------
                                      (Sign exactly as your name appears on the
                                         other side of this Note.)

     Signature Guarantee:
                         -------------------
     (Signature must be guaranteed)